                                                                    Exhibit 4.02
                                                                  CONFORMED COPY



================================================================================



                                CREDIT AGREEMENT



                          Dated as of October 15, 1997



                                     among



                       SUNBURST HOSPITALITY CORPORATION,



                                  as Borrower,



                           THE LENDERS NAMED HEREIN,



                                      and



                       THE CHASE MANHATTAN BANK, as Agent



================================================================================

                                                        [CS&M Ref. No. 6700-462]

                               TABLE OF CONTENTS



                                   ARTICLE I



                                  Definitions
                                  -----------



SECTION 1.01.  Defined Terms............................. 1
SECTION 1.02.  Classification of Loans and Borrowings....25
SECTION 1.03.  Terms Generally...........................25


                                   ARTICLE II

                                  The Credits
                                  -----------

SECTION 2.01.  Commitments...............................25
SECTION 2.02.  Loans.....................................25
SECTION 2.03.  Borrowing Procedures......................28
SECTION 2.04.  Refinancings..............................28
SECTION 2.05.  Fees......................................29
SECTION 2.06.  Evidence of Indebtedness; Repayment
                       of Loans..........................30
SECTION 2.07.  Interest on Loans.........................30
SECTION 2.08.  Default Interest..........................31
SECTION 2.09.  Alternate Rate of Interest................32
SECTION 2.10.  Termination and Reduction of
                       Commitments.......................32
SECTION 2.11.  Prepayment of Loans.......................33
SECTION 2.12.  Reserve Requirements; Change in
                       Circumstances.....................34
SECTION 2.13.  Change in Legality........................36
SECTION 2.14.  Indemnity.................................37
SECTION 2.15.  Pro Rata Treatment........................37
SECTION 2.16.  Sharing of Setoffs........................38
SECTION 2.17.  Payments..................................39
SECTION 2.18.  Taxes.....................................39
SECTION 2.19.  Letters of Credit.........................42

                                  ARTICLE III

                         Representations and Warranties
                         ------------------------------

SECTION 3.01.  Organization; Powers......................47
SECTION 3.02.  Authorization.............................47
SECTION 3.03.  Enforceability............................48
SECTION 3.04.  Governmental Approvals....................48
SECTION 3.05.  Financial Statements......................48
SECTION 3.06.  No Material Adverse Change................49
SECTION 3.07.  Title to Properties; Possession
                       Under Leases......................49

SECTION 3.08.  Subsidiaries..............................50
SECTION 3.09.  Litigation; Compliance with Laws..........50
SECTION 3.10.  Agreements................................50
SECTION 3.11.  Federal Reserve Regulations...............51
SECTION 3.12.  Investment Company Act; Public Utility
                       Holding Company Act...............51
SECTION 3.13.  Use of Proceeds...........................51
SECTION 3.14.  Tax Returns...............................51
SECTION 3.15.  No Material Misstatements.................51
SECTION 3.16.  Employee Benefit Plans....................52
SECTION 3.17.  Environmental Matters.....................52
SECTION 3.18.  Solvency..................................53
SECTION 3.19.  Spin-Off..................................53
SECTION 3.20.  Pledge Agreement..........................53


                                   ARTICLE IV

                             Conditions of Lending
                             ---------------------

SECTION 4.01.  All Credit Events.........................  54
SECTION 4.02.  First Credit Event........................  54


                                   ARTICLE V

                             Affirmative Covenants
                             ---------------------

SECTION 5.01.  Existence; Businesses and Properties......  60
SECTION 5.02.  Insurance.................................  60
SECTION 5.03.  Obligations and Taxes.....................  61
SECTION 5.04.  Financial Statements, Reports, etc........  61
SECTION 5.05.  Litigation and Other Notices..............  63
SECTION 5.06.  ERISA.....................................  63
SECTION 5.07.  Maintaining Records; Access to
                 Properties and Inspections..............  64
SECTION 5.08.  Use of Proceeds...........................  65
SECTION 5.09.  Additional Subsidiaries...................  65
SECTION 5.10.  Further Assurances......................... 65


                                   ARTICLE VI

                               Negative Covenants
                               ------------------

SECTION 6.01.  Indebtedness............................... 66
SECTION 6.02.  Liens...................................... 67
SECTION 6.03.  Sale and Lease-Back Transactions........... 69
SECTION 6.04.  Investments, Loans and Advances............ 69




SECTION 6.05.  Mergers and Consolidations..................70
SECTION 6.06.  Asset Sales.................................71
SECTION 6.07.  Transactions with Affiliates................71
SECTION 6.08.  Business of Borrower and Subsidiaries.......71
SECTION 6.09.  Subsidiary Indebtedness.....................71
SECTION 6.10.  Agreements..................................72
SECTION 6.11.  Fiscal Year and Accounting Practices........72
SECTION 6.12.  No Further Negative Pledges.................72
SECTION 6.13.  Minimum Consolidated Net Worth..............72
SECTION 6.14.  Limitation on Consolidated Funded Debt......72
SECTION 6.15.  Limitation on Consolidated Senior
                 Funded Indebtedness.......................73
SECTION 6.16.  Fixed Charge Coverage Ratio.................73
SECTION 6.17.  Borrowing Base Properties...................73
SECTION 6.18.  Amendment or Prepayment of Approved
                 Subordinated Indebtedness.................74



                                  ARTICLE VII

                               Events of Default
                               -----------------


                                  ARTICLE VIII

                                   The Agent
                                   ---------


                                   ARTICLE IX

                                 Miscellaneous
                                 -------------

SECTION 9.01.  Notices.....................................81
SECTION 9.02.  Survival of Agreement.......................82
SECTION 9.03.  Binding Effect..............................82
SECTION 9.04.  Successors and Assigns......................82
SECTION 9.05.  Expenses; Indemnity.........................86
SECTION 9.06.  Right of Setoff.............................88
SECTION 9.07.  Applicable Law..............................88
SECTION 9.08.  Waivers; Amendment..........................88
SECTION 9.09.  Interest Rate Limitation....................89
SECTION 9.10.  Entire Agreement............................90
SECTION 9.11.  Waiver of Jury Trial; Punitive
                       Damages.............................90
SECTION 9.12.  Severability................................90
SECTION 9.13.  Counterparts................................91
SECTION 9.14.  Headings....................................91
SECTION 9.15.  Jurisdiction; Consent to Service
                       of Process..........................91
SECTION 9.16.  Confidentiality.............................92

Exhibits
--------

Exhibit A        Form of Borrowing Request
Exhibit B        Form of Administrative Questionnaire
Exhibit C        Form of Assignment and Acceptance
Exhibit D        Form of Borrowing Base Certificate
Exhibit E        Form of Opinion of Counsel
Exhibit F        Form of Issuing Bank Agreement
Exhibit G        Form of Guarantee Agreement
Exhibit H        Form of Pledge Agreement
Exhibit I        Form of Indemnity, Subrogation and Contribution Agreement



Schedules
---------

Schedule 1.01(a) Approved Environmental Consultants
Schedule 1.01(b) Criteria for Approved Subordinated Indebtedness
Schedule 1.01(c) Hotel Properties
Schedule 2.01    Commitments
Schedule 3.07    Leased Hotel Properties
Schedule 3.08    Subsidiaries
Schedule 4.02(q) Leases
Schedule 6.01(a) Existing Indebtedness
Schedule 6.02    Existing Liens
Schedule 6.04    Existing Investments

                         CREDIT AGREEMENT dated as of October 15, 1997, among
                    SUNBURST HOSPITALITY CORPORATION, a Delaware corporation (the "Borrower"), the Lenders referred to herein and THE
                          --------
                    CHASE MANHATTAN BANK, a New York banking corporation, as agent for the Lenders (in such capacity, the "Agent").
                                                                  -----



          The Borrower has requested the Lenders to extend credit to the Borrower in order to enable it to borrow on a revolving credit basis on and after the Effective Date and at any time and from time to time prior to the Revolving Maturity Date (as herein defined) a principal amount not in excess of $80,000,000 at any time outstanding. The Borrower has requested the Issuing Bank (as herein defined) to issue letters of credit, in an aggregate face amount at any time outstanding not in excess of $5,000,000, to support payment obligations incurred in the ordinary course of business by the Borrower and its Subsidiaries (as herein defined). The proceeds of the borrowings hereunder shall be used for the refinancing of existing Indebtedness and general corporate purposes of the Borrower and the Subsidiaries, including working capital, capital expenditures (including hotel construction) and certain acquisitions. The Lenders are willing to extend such credit to the Borrower and the Issuing Bank is willing to issue letters of credit for the account of the Borrower on the terms and subject to the conditions herein set forth. Accordingly, the parties hereto agree as follows:


 ARTICLE I.  DEFINITIONS

           SECTION 1.01.  Defined Terms.  As used in this Agreement, the
                          --------------
following terms shall have the meanings specified below:

          "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.
           -------------

          "ABR Loan" shall mean any Loan bearing interest at a rate determined
           --------
by reference to the Alternate Base Rate in accordance with the provisions of
Article II.

          "Adjusted CD Rate" shall mean, with respect to any CD Borrowing for
           ----------------
any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the sum of (a) a rate per annum equal to the product of (i) the Fixed CD Rate in effect for such Interest Period and (ii) Statutory Reserves, plus (b) the Assessment Rate. For purposes hereof, the term "Fixed CD Rate" shall mean the arithmetic average (rounded upwards, if necessary, to the next 1/100 of 1%) of the prevailing rates per annum bid at or about 10:00 a.m., New York City time, to the Agent on the first Business Day of the Interest Period applicable to such CD Borrowing by three New York City negotiable certificate of deposit dealers of recognized national standing selected by the Agent for the purchase at face value of negotiable certificates of deposit of major United States money center banks in a principal amount approximately equal to the Reference Bank's portion of such CD Borrowing and with a maturity comparable to such Interest Period.

          "Adjusted Consolidated Leverage Ratio" shall mean the ratio of (a)
           ------------------------------------
Consolidated Funded Indebtedness (excluding up to $25,000,000 of Indebtedness the proceeds of which were used to acquire, construct or improve (i) Hotel Properties owned for less than four full fiscal quarters and (ii) Hotel Properties with certificates of occupancy that (A) are open for business and (B) were Construction Properties at some time during the preceding four fiscal quarters) to (b) Consolidated EBITDA. In the event the Borrower shall complete, directly or through a Subsidiary, an acquisition or divestiture of any Person or business unit during any period, the Adjusted Consolidated Leverage Ratio as of the end of and for such period shall thereafter be determined on a pro forma basis as if such acquisition or divestiture had been completed on the first day of such period.

          "Adjusted NOI" shall mean, with respect to any Hotel Property for any
           ------------
period, Net Operating Income for such period minus the sum of (a) the FF&E Reserve and (b) the amount (but not less than zero) by which 7% of Gross Revenue exceeds Franchise and Marketing Expenses.

          "Administrative Questionnaire" shall mean an Administrative
           ----------------------------
Questionnaire in the form of Exhibit B.

          "Affiliate" shall mean, when used with respect to a specified person,
           ---------
another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified. Following the Spin-Off, the Borrower and the Subsidiaries shall not be deemed to be Affiliates of International or its subsidiaries merely by virtue of such companies' having common shareholders or directors as a result of the Spin-Off.

          "Agent and Administrative Fees" shall have the meaning assigned to
           -----------------------------
such term in Section 2.05(b).

          "Aggregate Adjusted NOI" shall mean the aggregate Adjusted NOI for all
           ----------------------
Hotel Properties; provided that Adjusted NOI shall be adjusted to exclude the
                  --------
effect of any Hotel Properties which are no longer owned by the Borrower or any Subsidiary on the date of determination.

          "Aggregate Revolving Exposure" shall mean the aggregate amount of the
           ----------------------------
Lenders' Revolving Exposures.

          "Aggregate Value" shall mean, as of any date, the sum of (a) for each
           ---------------
Borrowing Base Property (other than the Exception Properties) owned for four consecutive fiscal quarters or more, (i) the aggregate trailing four quarter Adjusted NOI for such Borrowing Base Property for the most recent period of four consecutive fiscal quarters for which information shall have been delivered pursuant to Section 5.04(f) divided by (ii) 0.11, (b) for each Borrowing Base Property owned for less than four consecutive fiscal quarters, the undepreciated cost basis at acquisition for such Borrowing Base Property and (c) for each Exception Property, (i) the aggregate trailing four quarter Adjusted NOI for such property for the most recent period of four consecutive fiscal quarters for which information shall have been delivered pursuant to Section 5.04(f) divided by (ii) 0.19.

          "Alternate Base Rate" shall mean, for any day, a rate per annum
           -------------------
(rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
(a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from the New York City negotiable certificate of deposit dealers of recognized national standing selected by it. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized national standing selected by it. If for any reason the Agent shall have determined that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clauses (b) or (c) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Percentage" shall mean, with respect to any Eurodollar
           ---------------------
Loan, CD Loan or ABR Loan or with respect to the Facility Fees, as the case may be, the applicable percentage set forth in the table below under the caption "LIBOR Margin", "CD Margin", "ABR Margin" or "Facility Fee Percentage", as the case may be, based upon the Adjusted Consolidated Leverage Ratio as of the end of and for the most recent period of four consecutive fiscal quarters for which financial statements of the Borrower are required to have been delivered under
Section 5.04(a) or (b), whether or not financial statements in respect of any subsequent period shall have been delivered:

===============================================================================
                   Adjusted        LIBOR    CD Margin     ABR     Facility Fee
                Consolidated      Margin    ----------  Margin     Percentage
               Leverage Ratio     --------              --------  -------------
              ------------------
--------------------------------------------------------------------------------
Category 1    Less than 3.00 to                               0%
              1.00                1.625%      1.750%                    .150%
--------------------------------------------------------------------------------

Category 2    Equal to or
              greater than 3.00
              to 1.00, but less
              than 4.00 to 1.00   1.750%      1.875%        0%          .200%
 --------------------------------------------------------------------------------

Category 3    Equal to or
              greater than 4.00
              to 1.00, but less
              than 5.00 to 1.00   2.000%      2.125%        0%          .250%
--------------------------------------------------------------------------------

Category 4    Equal to or
              greater than 5.00
              to 1.00, but less
              than or equal to                 2.375%     .125%          .300%
              5.50 to 1.00        2.250%
--------------------------------------------------------------------------------

Category 5    Greater than 5.50
              to 1.00             4.250%      4.375%    2.125%          .350%
================================================================================

  ;provided that the Applicable Percentage for the period commencing on the date
   --------
hereof and ending on the required delivery date pursuant to Section 5.04(a) or
(b) for the Borrower's consolidated financial statements for the Borrower's second full fiscal quarter commencing after the Effective Date, shall be determined by reference to Category 4; provided further that at any time when
                                       ----------------
financial statements required to have been delivered under Section 5.04(a) or
(b) have not been delivered, the Applicable Percentage shall be determined by reference to Category 5.

          "Approved Environmental Consultant" shall mean any environmental
           ---------------------------------
consultant set forth in Schedule 1.01(a) hereto and any other environmental consultant that may be mutually agreed upon by the Borrower and the Agent; provided, however, that the Agent shall have the right to remove any
--------  -------
environmental consultant previously approved if it shall have a material basis for doing so.

          "Approved Subordinated Indebtedness" shall mean Indebtedness of the
           ----------------------------------
Borrower that satisfies the criteria set forth in Schedule 1.01(b) hereto.

          "Assessment Rate" shall mean for any date the annual rate (rounded
           ---------------
upwards, if necessary, to the next 1/100 of 1%) identified by the Agent (or, if need be, reasonably estimated by the Agent) as the then current net annual assessment rate that will be employed in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Agent's domestic offices.

          "Asset Sale" shall mean, with respect to the Borrower or any
           ----------
Subsidiary, any sale, transfer or other disposition of any assets or other properties (including individual business assets, patents, trademarks and other intangibles) of the Borrower or such Subsidiary, including the sale, transfer or disposition of any capital stock of or any merger or consolidation involving any Subsidiary and any issuance or sale by any Subsidiary of shares of its capital stock, other than (i) sales of inventory and used equipment in the ordinary course of business of the person (whether the Borrower or a Subsidiary) owning and selling such inventory or used equipment; (ii) sales, transfers and other dispositions of any tangible assets by the Borrower or any Subsidiary if the Borrower or such Subsidiary enters into a purchase or construction agreement with a third party to replace such assets with comparable assets as soon as practicable (and in no event later than three months) after the disposition and, pending such replacement, diligently pursues the replacement thereof, and the fair market value of the replacement assets is substantially equivalent to or exceeds that of the assets so disposed of; (iii) sales, transfers and other dispositions of any assets to the Borrower or any Subsidiary; (iv) Sale and Lease-Back Transactions; and (v) sales by the Borrower or Subsidiaries of assets acquired from persons other than the Borrower or other Subsidiaries, which sales occur not more than 12 months after the respective dates on which such assets were acquired.

          "Assignment and Acceptance" shall mean an assignment and acceptance
           -------------------------
entered into by a Lender and an assignee, and accepted by the Agent, in the form of Exhibit C.

          "Baron Entities" shall mean the collective reference to Baron Capital
           --------------
Group, Inc., Baron Capital, Inc., BAMCO, Inc., Baron Capital Management, Inc., Baron Asset Fund and Ronald Baron.

          "Board" shall mean the Board of Governors of the Federal Reserve
           -----
System of the United States.

          "Borrower" shall mean Sunburst Hospitality Corporation (formerly
           --------
Choice Hotels International, Inc.), a Delaware corporation, as renamed following the Spin-Off.

          "Borrowing" shall mean a group of Loans of the same Type made by the
           ---------
Lenders on a single date and as to which a single Interest Period is in effect.

          "Borrowing Base" shall mean, at any time, an amount equal to 50% of
           --------------
the Aggregate Value of the Borrowing Base Properties.

          "Borrowing Base Certificate" shall mean a certificate in the form of
           --------------------------
Exhibit D or any other form approved by the Agent, together with all attachments contemplated thereby.

          "Borrowing Base Properties" shall mean Hotel Properties that satisfy
           -------------------------
the following minimum criteria: (a) such properties shall be wholly owned directly by a Wholly Owned Subsidiary that has no Indebtedness and all the capital stock of which the Collateral Agent has a first priority security interest in pursuant to the Pledge Agreement; (b) such properties shall not be subject to any Lien, springing Lien or negative pledge agreement securing or created under any document or instrument governing Indebtedness; (c) such properties shall be free of all material structural and title defects (which shall be determined by the Agent based on a review of documentation and discussions with the Borrower, in each case satisfactory to the Agent) at the time of the initial inclusion of any such property in the Borrowing Base; (d) such properties shall be free from environmentally hazardous materials as verified by an environmental assessment report in a form acceptable to the Agent delivered to the Agent at the time of the initial inclusion of any such property in the Borrowing Base; (e) such properties shall be fully operational with less than 20% of keys out of service; (f) such properties shall be located in the United States; and (g) to the extent such properties are subject to ground leases, (i) the remaining terms of such ground leases shall be greater than 25 years and (ii) the other terms of such ground leases shall be acceptable to the Agent; provided that the Exception Properties shall constitute Borrowing Base
       --------
Properties for purposes of this Agreement despite their failure to satisfy the criteria set forth in clause (g)(i) above.

          "Borrowing Request" shall mean a request by the Borrower in accordance
           -----------------
with the terms of Section 2.03.

          "Business Day" shall mean any day (other than a day which is a
           ------------

Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that when used in
                                    --------  -------
connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "Capital Lease Obligations" of any person shall mean the obligations
           -------------------------
of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP applied on a consistent basis and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP applied on a consistent basis.

          "CD Borrowing" shall mean a Borrowing comprised of CD Loans.
           ------------

          "CD Loan" shall mean any Loan bearing interest at a rate determined by
           -------
reference to the Adjusted CD Rate in accordance with the provisions of Article
II.

          A "Change in Control" shall be deemed to have occurred if (a) any
             -----------------
person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) other than Stewart Bainum and his family shall own directly or indirectly, beneficially or of record, shares representing more than 15% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower, except that such a person or group may own directly or indirectly, beneficially or of record, shares representing not more than 20%, or 33% in the case of the Baron Entities, of the aggregate voting power represented by the issued and outstanding capital stock of the Borrower if and for so long as such person or group reports and continues to report such ownership on Schedule 13G (filed pursuant to Rule 13d-1(b), Rule 13d-1(c), or, in the case of amendments, Rule 13d-2(b), of the Securities and Exchange Commission as in effect on the date hereof); (b) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time have been occupied by persons who were neither (i) nominated by the management of the Borrower or by the Nominating Committee of the Borrower's board of directors in connection with an annual meeting of the stockholders of the Borrower, nor (ii) appointed by directors so nominated; or (c) any person or group other than Stewart Bainum and his family shall otherwise directly or indirectly Control the Borrower. Notwithstanding the foregoing, if a trust or foundation or other entity established by Stewart Bainum or his family holds shares representing in excess of 15% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower and Stewart Bainum or his family Controls such trust or foundation or such other entity and the vote of such shares held by such trust or foundation or such other entity and Stewart Bainum and his family remain in Control of the Borrower, there shall be no Change in Control for purposes of this Agreement; provided, however, that any transfer of
                                        --------  -------
 such shares by Stewart Bainum, such trust or such foundation or such other entity shall stand on its own merits for purposes of this Agreement.

          "Code" shall mean the Internal Revenue Code of 1986, as the same may
           ----
be amended from time to time.

          "Collateral Agent" shall mean The Chase Manhattan Bank and any
           ----------------
successor thereto.

          "Consolidated EBITDA" shall mean, for any period, without duplication,
           -------------------
the sum for such period of (a) Consolidated Net Income, (b) depreciation and amortization expense, (c) Consolidated Interest Expense, (d) provisions for income tax expense, (e) restructuring charges incurred in connection with the Spin-Off and (f) non-cash charges related to the impairment of assets (pursuant to FAS 121), all as determined in accordance with GAAP consistently applied.

          "Consolidated Funded Indebtedness" shall mean, as of any date of
           --------------------------------
determination, all obligations shown as liabilities on a consolidated balance sheet of the Borrower on such date, in accordance with GAAP consistently applied, whether such obligations are classified as long-term or short-term.

          "Consolidated Interest Expense" shall mean, for any period, gross
           -----------------------------
total expenses of the Borrower and its consolidated Subsidiaries accounted for as interest expense (including capitalized interest determined in accordance with GAAP consistently applied) for such period, including (i) the portion of rental payments under Capital Lease Obligations deemed to represent interest in accordance with GAAP consistently applied, (ii) the amortization of debt discounts, (iii) the amortization of all fees (including fees with respect to interest rate protection agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, all as determined on a consolidated basis in accordance with GAAP consistently applied. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received with respect to interest rate protection agreements entered in to as a hedge against interest rate exposure.

          "Consolidated Net Income" shall mean, for any period, the net income
           -----------------------
(or loss) of the Borrower and its consolidated Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP consistently applied.

          "Consolidated Net Worth" shall mean, as at any date of determination,
           ----------------------
the consolidated stockholders' equity of the Borrower and its consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP consistently applied.

          "Consolidated Senior Funded Indebtedness" shall mean, as of any date
           ---------------------------------------
of determination, all obligations (other than Approved Subordinated Indebtedness) shown as liabilities on a consolidated balance sheet of the Borrower on such date, in accordance with GAAP consistently applied, whether such obligations are classified as long-term or short-term.

          "Consolidated Total Assets" shall mean, as at any date of
           -------------------------
determination, the total assets of the Borrower and its consolidated Subsidiaries at such time, as determined on a consolidated basis in accordance with GAAP consistently applied.

          "Construction Properties" shall mean (a) Hotel Properties under
           -----------------------
construction, (b) newly acquired Hotel Properties which require and are undergoing substantial refurbishment and which are not open for business and (c) vacant land.

          "Control" shall mean the possession, directly or indirectly, of the
           -------
power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto; provided, however, the existence of a management contract by the
         --------  -------
Borrower or one of its Affiliates to manage another entity shall not be deemed to be Control.

          "Credit Event" shall have the meaning assigned to such term in Section
           ------------
4.01.

          "Default" shall mean any event or condition which upon notice, lapse
           -------
of time or both would constitute an Event of Default.

          "Distribution Agreement" shall mean the Distribution Agreement dated
           ----------------------
as of October 15, 1997, by and between International and the Borrower.

          "dollars" or "$" shall mean lawful money of the United States of
           -------      -
America.

          "Effective Date" shall mean the date on and as of which each of the
           --------------
conditions set forth in Section 4.02 shall have been satisfied.

          "Environmental Laws" shall have the meaning set forth in Section 3.17.
           ------------------

          "Environmental Permit" means any permit, approval, authorization,
           --------------------
certificate, registration, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as the same may be amended from time to time.

          "ERISA Affiliate" shall mean any trade or business (whether or not
           ---------------
incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

          "Eurodollar", when used in reference to any Loan or Borrowing shall
           ----------
refer to whether such Loan, or Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

          "Event of Default" shall have the meaning assigned to such term in
           ----------------
Article VII.

          "Exception Properties" shall mean the Hotel Properties owned by a
           --------------------
Wholly Owned Subsidiary of the Borrower on the Effective Date that are located in Anaheim, California and San Francisco, California.

          "Excluded Subsidiaries" shall mean First Choice
           ---------------------

Properties Corp., First Choice Capital Corp. and QI Capital Corp.

          "Existing Credit Agreements" shall mean (a) the US $100MM Competitive
           --------------------------
Advance and Revolving Credit Facility Agreement dated as of October 30, 1996, among Choice Hotels International, Inc. (formerly Choice Hotels Holdings, Inc.), the lenders party thereto and the Agent, as agent thereunder and (b) the Agreement dated as of May 5, 1997 between Choice Hotels International, Inc. and The Chase Manhattan Bank, as lender, in each case as amended.

          "FF&E Reserve" shall mean, with respect to any Hotel Property, a
           ------------
furniture, fixture and equipment reserve equal to 4% of Gross Revenue attributable to such property.

          "Facility Fee" shall have the meaning assigned to such term in Section
           ------------
2.05(a).

          "Fees" shall mean the Facility Fee, the Agent and Administrative Fees,
           ----
the L/C Participation Fees and the Issuing Bank Fees.

          "Financial Officer" of any corporation shall mean the chief financial
           -----------------
officer, principal accounting officer, Treasurer or Controller of such corporation.

          "Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of
           ---------------------------
(a) Consolidated EBITDA for such period minus the total FF&E Reserve for all Hotel Properties for such period to (b) the sum of (i) Consolidated Interest Expense for such period (excluding non-cash interest expense relating to the Approved Subordinated Indebtedness), (ii) principal amounts that become payable (whether or not paid and whether at stated maturity or otherwise, but excluding any balloon payments) during such period and (iii) scheduled dividends on preferred stock during such period.

          "Foreign Subsidiary" shall mean any Subsidiary that is organized under
           ------------------
the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

          "Form 10" shall mean the registration statement on Form 10 under the
           -------
Securities Exchange Act of 1934 of the Borrower filed with the Securities and Exchange Commission on September 10, 1997, as amended and distributed to the Lenders prior to the date hereof.

          "Franchise and Marketing Expense" shall mean, for
           -------------------------------
any Hotel Property, franchise (including royalty, reservation and national advertising costs and fees) and marketing expenses (including in-house marketing expenses) attributable to such property for the most recent period of four fiscal quarters for which information shall have been delivered pursuant to
Section 5.04(a) or (b).

          "GAAP" shall mean generally accepted accounting principles.
           ----

          "Governmental Authority" shall mean any Federal, state, local or
           ----------------------
foreign court or governmental agency, authority, instrumentality or regulatory body.

          "Gross Revenue" shall mean, as to any Hotel Property, the gross
           -------------
revenues attributable to such property for the most recent period of four fiscal quarters for which information shall have been delivered pursuant to Section 5.04(a) or (b).

          "Guarantee" of or by any person shall mean any obligation, contingent
           ---------
or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee
                                  --------  -------
shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

          "Guarantee Agreement" shall mean the Guarantee Agreement,
           -------------------
substantially in the form of Exhibit G, between the Subsidiary Loan Parties and the Collateral Agent.

          "Hotel Properties" shall mean the properties set forth on Schedule
           ----------------
1.01(c) and any hotel properties acquired or constructed after the date hereof, including fixtures and personalty associated therewith.

          "Indebtedness" of any person shall mean, without duplication, (a) all
           ------------
obligations of such person for borrowed
money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid,
(d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person,
(e) all obligations of such person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (j) all obligations of such person as an account party in respect of letters of credit (other than (x) documentary letters of credit (including commercial and trade letters of credit) issued to secure payment obligations in respect of goods and services in the ordinary course of business and (y) letters of credit and surety bonds with respect to obligations of such person that are fully accounted for as liabilities in the financial records of such person) and bankers' acceptances. The Indebtedness of any person shall not include current accounts payable incurred in the ordinary course of business. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

          "Indemnity, Subrogation and Contribution Agreement" shall mean the
           -------------------------------------------------
Indemnity, Subrogation and Contribution Agreement, substantially in the form of
Exhibit I, among the Borrower, the Subsidiary Loan Parties and the Collateral Agent.

          "Information Memorandum" shall mean the Confidential Information
           ----------------------
Memorandum dated September 1997 distributed by the Borrower to the Lenders.

          "Interest Payment Date" shall mean, with respect to any Loan, the last
           ---------------------
day of the Interest Period applicable

  thereto and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration or a CD Loan with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration or 90 days' duration, as the case may be, been applicable to such Loan and, in addition, the date of any refinancing or conversion of such Loan with or to a Loan of a different Type.

          "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the
           ---------------
period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the applicable Borrower may elect; provided that the Interest Period for each
                               --------
Eurodollar Borrowing made prior to satisfaction of the covenant set forth in
Section 5.04(d) shall be one month, (b) as to any CD Borrowing, a period of 30, 60, 90 or 180 days' duration, as the Borrower may elect, commencing on the date of such Borrowing and (c) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the date 90 days thereafter or, if earlier, on the Revolving Maturity Date or the date of prepayment of such Borrowing;

provided, however, that if any Interest Period would end on a day other than a
--------  -------
Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

          "Interest Rate Determination Date" shall mean, with respect to a
           --------------------------------
Eurodollar Borrowing, the date which is two Business Days prior to the commencement of any Interest Period for such Borrowing.

          "International" shall mean Choice Hotels International, Inc. (formerly
           -------------
Choice Hotels Franchising, Inc.), a Delaware corporation, as renamed following the Spin-Off.

          "Issuing Bank" shall mean, as the context may require, (a) The Chase
           ------------
Manhattan Bank, or (b) any other Lender that may become an Issuing Bank pursuant to Section 2.19(h), with respect to Letters of Credit issued by such Lender.

          "Issuing Bank Agreement" shall mean an agreement in substantially the
           ----------------------
form of Exhibit F.

          "Issuing Bank Fees" shall have the meaning assigned to such term in
           -----------------
Section 2.05(c).

          "L/C Commitment" shall mean, with respect to any Issuing Bank, the
           --------------
commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.19.

          "L/C Disbursement" shall mean a payment or disbursement made by an
           ----------------
Issuing Bank pursuant to a Letter of Credit.

          "L/C Exposure" shall mean at any time the sum of (a) the aggregate
           ------------
undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Lender at any time shall mean its Pro Rata Percentage (based upon its Revolving Commitment) of the aggregate L/C Exposure at such time.

          "L/C Participation Fee" shall have the meaning assigned to such term
           ---------------------
in Section 2.05(c)(i).

          "Lease" shall mean the collective reference to all leases, licenses,
           -----
concession agreements, franchises and other occupancy agreements and other agreements demising, leasing or granting rights of possession or use or, to the extent of the interest therein of the Borrower or any Subsidiary, any sublease, sub-sublease, underletting or sublicense, which now or hereafter may affect any Borrowing Base Property or any part thereof or interest therein.

          "Lender" shall mean a person listed on Schedule 2.01 and any other
           ------
person that shall become a party hereto pursuant to an Assignment and Acceptance, other than any such person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

          "Letter of Credit" shall mean any letter of credit issued pursuant to
           ----------------
Section 2.19, as permitted hereby.

          "LIBO Rate" means, with respect to any Eurodollar Borrowing for any
           ---------
Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such
                                                 ---------
Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" shall mean, with respect to any asset, (a) any mortgage, deed
           ----
of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and
(c) in the case of securities, any purchase option, call or similar right of a third party (excluding rights of first refusal) with respect to such securities.

          "Loans" shall mean the Loans made by the Lenders to the Borrower
           -----
pursuant to Section 2.01 and Section 2.03. Each Loan shall be a Eurodollar Loan, a CD Loan or an ABR Loan.

          "Loan Documents" shall mean this Agreement, the Guarantee Agreement,
           --------------
the Indemnity, Subrogation and Contribution Agreement, the Security Documents, the Letters of Credit, each Issuing Bank Agreement and, if requested by a Lender pursuant to Section 2.06(e), each Note.

          "Loan Party" shall mean the Borrower and the Subsidiary Loan Parties.
           ----------

          "Margin Stock" shall have the meaning given such term under Regulation
           ------------
U.



          "Material Adverse Effect" shall mean a materially adverse effect on
           -----------------------
the business, assets, property or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole.

          "Moody's" shall mean Moody's Investors Service, Inc.
           -------

          "Multiemployer Plan" shall mean a multiemployer
           ------------------
plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Net Operating Income" shall mean, with respect to any Hotel Property
           --------------------
for any period, Operating Revenues less Operating Expenses.

          "Obligations" shall mean (a) the Borrower's obligations in respect of
           -----------
the due and punctual payment of principal of and interest on the Loans and reimbursement of the L/C Disbursements, in each case when and as due whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all Fees, expenses, indemnities, reimbursements and other obligations, monetary or otherwise, of the Borrower under this Agreement or any other Loan Document, (c) all obligations, monetary or otherwise, of each Subsidiary under each Loan Document to which it is a party and (d) unless otherwise agreed upon in writing by the applicable Lender party thereto, all obligations of the Borrower, monetary or otherwise, under each interest rate protection agreement entered into with a counterparty that was a Lender (or an Affiliate thereof) at the time such interest rate protection agreement was entered into.

          "Operating Expenses" shall mean, with respect to any Hotel Property,
           ------------------
all fixed and variable operating expenses relating specifically to such Hotel Property (including Franchise and Marketing Expenses) except for (i) depreciation, amortization, or other noncash charges, (ii) principal or interest payments on account of any Indebtedness related to such Hotel Property or rent payable under any capital lease, (iii) income taxes, (iv) extraordinary losses and (v) capital expenditures of any kind, in each case as determined in accordance with GAAP.

          "Operating Revenues" shall mean, with respect to any Hotel Property,
           ------------------
all cash revenues and receipts of every kind derived from operating such Hotel Property and parts thereof, including, but not limited to: income (from both cash and credit transactions), before commissions and discounts for prompt or cash payments, from rental or sales of rooms, gift shops, meeting, exhibit, conference center or sales space of every kind; retail operations; license, lease and concession fees and rentals (not including gross receipts of licensees, lessees and concessionaires); golf, club and spa operations; income from telephone and facsimile charges; income from vending machines; food and beverage sales, sales of merchandise (other than proceeds from the sale of FF&E no longer necessary to the operation of such Hotel Property); service charges, to the extent not distributed to the employees at such Hotel Property as, or in lieu of, gratuities; and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Operating Revenues shall not
                          --------  -------
include the following: gratuities to employees of such Hotel Property, federal, state or municipal excise, sales, use or similar taxes collected directly from patrons or guests or included as part of the sales price of any goods or services; insurance proceeds (other than proceeds from business interruption or other loss of income insurance); condemnation proceeds; or any proceeds from any sale of other disposition of such Hotel Property.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to
           ----
and defined in ERISA.

          "Permitted Investments" shall mean:
           ---------------------

     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America);

     (b) investments in commercial paper having credit ratings of at least A-2 from S&P and P-2 from Moody's;

     (c) investments in certificates of deposit, banker's acceptances and time deposits issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $200,000,000;

     (d) investments in the ordinary course of business in customary repurchase agreements with respect to freely marketable, short-term securities of the type customarily subject to repurchase agreements; and

     (e) other readily marketable debt and equity securities traded on national securities exchanges or on other nationally recognized markets, including over-the-counter markets.

          "person" shall mean any natural person, corporation, business trust,
           ------
joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

          "Plan" shall mean any pension plan (other than a Multiemployer Plan)
           ----
subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of the Borrower or any ERISA Affiliate.

          "Pledge Agreement" shall mean the Pledge Agreement, substantially in
           ----------------
the form of Exhibit H, among the Borrower, the Subsidiary Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

          "Prepayment Event" shall mean:
           ----------------

     (a) any sale, transfer or other disposition (including pursuant to a Sale and Lease-Back Transaction) of any Borrowing Base Property; or

     (b) any other sale, transfer or other disposition of property (including pursuant to a Sale and Lease-Back Transaction) that results or would reasonably be expected to result in the Borrower's failure to comply with any of the covenants set forth in Sections 6.06, 6.13, 6.14, 6.15 or 6.16.

          "Proceeds" shall mean, with respect to any Asset Sale or Prepayment
           --------
Event, (a) the gross amount of consideration or other amounts payable to or receivable by the Borrower or a Subsidiary in respect of such Asset Sale or Prepayment Event, less (b) the amount, if any, of all estimated taxes payable with respect to such Asset Sale or Prepayment Event, whether or not payable during the taxable year in which such Asset Sale or Prepayment Event shall have occurred, and less (c) reasonable and customary fees, commissions, costs and other expenses (other than those payable to the Borrower or a Subsidiary or Affiliate of the Borrower or to International or a subsidiary or Affiliate of International (excluding any fees, costs or expenses arising out of a termination of a franchise agreement or any ancillary agreement relating to such franchise agreement)) which are incurred in connection with such Asset Sale or Prepayment Event and are payable by the seller or the transferor of the assets or property to which such Asset

Sale or Prepayment Event relates, but only to the extent not already deducted in arriving at the amount referred to in clause
(a) above. For purposes of determining Proceeds, the value of all noncash consideration payable or receivable by the Borrower or any Subsidiary, as the case may be, shall be the fair market value of such noncash consideration as determined in good faith by the Borrower and the Borrower shall provide to the Agent a certificate of a Financial Officer of the Borrower with respect to the fair market value of such consideration, in form and substance reasonably satisfactory to the Agent.

          "Pro Rata Percentage" of any Lender at any time shall mean the
           -------------------
percentage of the Total Revolving Commitment represented by such Lender's Revolving Commitment. In the event the Revolving Commitments shall have expired or been terminated, the Pro Rata Percentages shall be determined on the basis of the Revolving Commitments most recently in effect (giving effect to any assignments under Section 9.04).

          "Reference Bank" shall mean the Agent or, if the Agent's Revolving
           --------------
Commitment is not the largest of the Lenders' Revolving Commitments, the Lender possessing the largest Revolving Commitment.

          "Register" shall have the meaning given such term in Section 9.04(d).
           --------

          "Regulation D" shall mean Regulation D of the Board as from time to
           ------------
time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulation G" shall mean Regulation G of the Board as from time to
           ------------
time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulation U" shall mean Regulation U of the Board as from time to
           ------------
time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulation X" shall mean Regulation X of the Board as from time to
           ------------
time in effect and all official rulings and interpretations thereunder or thereof.

          "Reportable Event" shall mean any reportable event as defined in
           ----------------
Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the
Code).

          "Required Lenders" shall mean, at any time, Lenders having Revolving
           ----------------
Commitments representing more than 50% of the Total Revolving Commitment or, if the Revolving Commitments have been terminated, Lenders holding Loans and L/C Exposures representing more than 50% of the sum of the aggregate amount of L/C Exposures and aggregate principal amount of the Loans then outstanding.

          "Responsible Officer" of any corporation shall mean any executive
           -------------------
officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

          "Revolving Availability Period" shall mean the period from and
           -----------------------------
including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

          "Revolving Commitment" shall mean, with respect to each Lender, the
           --------------------
commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $80,000,000.

          "Revolving Exposure" shall mean with respect to any Lender at any
           ------------------
time, the sum of the outstanding principal amount of such Lender's Loans and its L/C Exposure at such time.

          "Revolving Maturity Date" shall mean October 15, 2000.
           -----------------------

          "Sale and Lease-Back Transaction" shall mean any arrangement, directly
           -------------------------------
or indirectly, with any person whereby such person shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

          "Security Documents" shall mean the Pledge Agreement and each other
           ------------------
instrument or document executed and delivered pursuant to Section 5.09 and 5.10 to secure the Obligations.

          "Secured Parties" shall mean (a) the Lenders, (b) the Agent, (c) the
           ---------------
Collateral Agent, (d) the Issuing Bank, (e) each counterparty to an interest rate protection agreement entered into with the Borrower if such counterparty was a Lender at the time the interest rate protection agreement was entered into and if the Borrower's obligations under such interest rate protection agreement constitute Obligations, (f) the beneficiaries (other than any Loan Party) of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the successors and assigns of each of the foregoing.

          "Significant Subsidiary" shall mean at any time (a) any Subsidiary of
           ----------------------
the Borrower with revenues during the fiscal year of the Borrower most recently ended greater than or equal to 5% of the total revenues of the Borrower and its Subsidiaries during such year, computed and consolidated in accordance with GAAP consistently applied ("Consolidated Revenues"), (b) any Subsidiary of the
                       ---------------------
Borrower with assets as of the last day of the Borrower's most recently ended fiscal year greater than or equal to 5% of the total assets of the Borrower and its Subsidiaries at such date, computed and consolidated in accordance with GAAP consistently applied ("Consolidated Assets"), (c) any Subsidiary with
                       -------------------
stockholder's equity as of the last day of the Borrower's most recently ended fiscal year greater than or equal to 5% of the stockholder's equity of the Borrower and the Subsidiaries at such date, computed and consolidated in accordance with GAAP consistently applied ("Net Stockholders' Equity"), (d) any
                                            ------------------------
Subsidiary designated in writing by the Borrower as a Significant Subsidiary,
(e) any Subsidiary created or acquired by the Borrower after the date hereof that falls within or that comes to meet one of clauses (a) through (d), (f) any Subsidiary in existence on the date hereof which comes to meet one of clauses
(a) through (d) after the date hereof or (g) any Subsidiary that directly or indirectly owns any capital stock of a Significant Subsidiary; provided,
                                                               --------
however, that if at any time (x) the aggregate revenues of all Subsidiaries that
-------
are Significant Subsidiaries during any fiscal year of the Borrower shall not equal or exceed 90% of Consolidated Revenues for such fiscal year, (y) the aggregate assets of all Subsidiaries that are Significant Subsidiaries as of the last day of any fiscal year of the Borrower shall not equal or exceed 90% of Consolidated Assets at such date, or (z) the aggregate stockholders' equity of all Subsidiaries that are Significant Subsidiaries as of the last day of any fiscal year of the Borrower shall not equal or exceed 90% of Net Stockholders' Equity at such date, then the term Significant Subsidiary shall be deemed to include such Subsidiaries (as determined pursuant to the next following sentence) of the Borrower as may be required so that none of clauses (x), (y) and (z) above shall continue to be true. For purposes of the proviso to the next preceding sentence, the Subsidiaries which shall be deemed to be Significant Subsidiaries shall be determined based on the percentage that the assets of each such Subsidiary are of Consolidated Assets, with the Subsidiary with the highest such percentage being selected first, and each other Subsidiary required to satisfy the requirements set forth in such proviso being selected in descending order of such percentage.

          "S&P" shall mean Standard & Poor's Ratings Group, a division of
           ---
McGraw-Hill, Inc.

          "Spin-Off" shall mean the distribution by the Borrower to its
           --------
shareholders of all the shares of capital stock of Choice Hotels International, Inc. and the other related transactions contemplated by the Form 10 in the manner, on the terms and with the results set forth in the Form 10.

          "Statutory Reserves" shall mean a fraction (expressed as a decimal),
           ------------------
the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Agent is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to the applicable Interest Period.
Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
          "subsidiary" shall mean, with respect to any person (herein referred
           ----------
to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" shall mean any subsidiary of the Borrower.
           ----------

          "Subsidiary Loan Party" shall mean any Subsidiary other than (a) an
           ---------------------
Excluded Subsidiary and (b) a Foreign Subsidiary.

          "Supermajority Lenders" shall mean, at any time, Lenders having
           ---------------------
Revolving Commitments representing at least 662/3% of the Total Revolving Commitment or, if the Revolving Commitments have been terminated, Lenders holding Loans and L/C Exposures representing at least 662/3% of the sum of the aggregate amount of L/C Exposures and aggregate principal amount of the Loans then outstanding.

          "Total Revolving Commitment" shall mean at any time the aggregate
           --------------------------
amount of the Lenders' Revolving Commitments, as in effect at such time.

          "Transactions" shall have the meaning assigned to such term in Section
           ------------
3.02.

          "Type", when used in respect of any Loan or Borrowing, shall refer to
           ----
the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the LIBO Rate, the Adjusted CD Rate and the Alternate Base Rate.

          "Wholly Owned Subsidiary" shall mean a Subsidiary all the capital
           -----------------------
stock or other ownership interest of which is owned by the Borrower or a Wholly Owned Subsidiary of the Borrower (including any Subsidiary that would be wholly owned but for directors' qualifying shares or similar matters).

          "Withdrawal Liability" shall mean liability to a Multiemployer Plan as
           --------------------
a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02.  Classification of Loans and Borrowings.  For purposes
                         ---------------------------------------
of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a "Eurodollar Loan" or a "Eurodollar Borrowing").
      ----

          SECTION 1.03.  Terms Generally.  The definitions herein shall apply
                         ----------------
equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall oth erwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP consistently applied, as in effect from time to time; provided, however, that, for purposes of determining the Borrowing
              --------  -------
Base or compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing the Borrower's audited financial statements referred to in Section 3.05.


     ARTICLE II.  THE CREDITS


          SECTION 2.01.  Commitments.  Subject to the terms and conditions and
                         ------------
relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Loans to the Borrower, at any time and from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment or (ii) the sum of the Revolving Exposures exceeding the Borrowing Base then in effect. Within the foregoing limits, the Borrower may borrow, prepay and reborrow Loans, on and after the Effective Date and prior to the Revolving Maturity Date, subject to the terms, conditions and limitations set forth herein.

          SECTION 2.02.  Loans.  (a)  Each Loan shall be made as part of a
                         ------
Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Revolving Commitments; provided, however, that
                                                        --------  -------
the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(e), the Loans comprising any Borrowing shall be in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $1,000,000 (or an aggregate principal amount equal to the remaining balance of the available Revolving Commitments).

          (b) Subject only to Section 2.09, each Borrowing shall be comprised entirely of Eurodollar Loans, CD Loans or ABR Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, however, that (i) any exercise of such option shall
                --------  -------
not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and (ii) in exercising such option, the Lender shall use its reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.12(c) shall apply). Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall
                                     --------  -------
not be entitled to request any Borrowing which, if made, would result in an aggregate of more than ten separate Loans of any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

          (c) Subject to Section 2.04 and except with respect to Loans made pursuant to Section 2.02(e), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account as the Agent may designate, not later than 12:00 noon, New York City time, and the Agent shall by 3:00 p.m., New York City time, credit the amounts so received to an account designated by the Borrower with the Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Unless the Agent shall have received notice from a Lender prior to (or, in the case of an ABR Borrowing, on) the date of any Borrowing that such Lender shall not make available to the Agent such Lender's portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with this Section 2.02(c) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

          (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date.

          (e) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.19(e) in respect of any L/C Disbursement within the time specified in such Section, the Issuing Bank will promptly notify the Agent of the L/C Disbursement and the Agent will promptly notify each Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Lender shall pay by wire transfer of immediately available funds to the Agent not later than 2:00 p.m., New York City time, on such date (or, if such Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender's Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Agent will promptly pay to the Issuing Bank amounts so received by it from the Lenders. The Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.19(e) prior to the time that any Lender makes any payment pursuant to this paragraph (e); any such amounts received by the Agent thereafter will be promptly remitted by the Agent to the Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Agent for the account of the Issuing Bank at (i) in the case of the Borrower, the Alternate Base Rate plus the Applicable Percentage, and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

          SECTION 2.03. Borrowing Procedures.  In order to request a Borrowing
                        ---------------------
(other than a deemed Borrowing pursuant to Section 2.02(e), as to which this Section 2.03 shall not apply), the Borrower shall hand deliver or telecopy to the Agent a duly completed Borrowing Request in the form of Exhibit A (a) in the case of a Eurodollar Borrowing, not later than 10:30 a.m., New York City time, three Business Days before a proposed borrowing, (b) in the case of a CD Borrowing, not later than 10:30 a.m., New York City time, one Business Day before a proposed borrowing and (c) in the case of an ABR Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed borrowing. Such notice shall be irrevocable and shall in each case specify (i) whether such Borrowing is to be a Eurodollar Borrowing, a CD Borrowing or an ABR Borrowing;
(ii) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Borrowing or CD Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing or CD Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurodollar Borrowing, or 30 days' duration, in the case of a CD Borrowing. If the Borrower shall not have given notice in accordance with this Section of its election to refinance a Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. If the Borrower shall not have satisfied the covenant set forth in Section 5.04(d) in the time period set forth therein, each request for or election to refinance a Borrowing from the date set forth therein for satisfaction of such covenant until such covenant is satisfied shall be deemed a request for or election to refinance an ABR Borrowing. The Agent shall promptly advise the Lenders of any notice given pursuant to this Section and of each Lender's portion of the requested Borrowing.

          SECTION 2.04.  Refinancings.  The Borrower may refinance all or any
                         -------------
part of any Borrowing with a Borrowing of the same or a different Type made pursuant to Section 2.03, subject to the conditions and limitations set forth herein and elsewhere in this Agreement. Any Borrowing or part thereof so refinanced shall be deemed to be repaid in accordance with Section 2.06 with the proceeds of a new Borrowing hereunder and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Lenders to the Agent or by the Agent to the Borrower pursuant to Section 2.02(c).

          SECTION 2.05.  Fees.  (a)  The Borrower agrees to pay to each Lender,
                         -----
through the Agent, on last day of March, June, September and December of each year, on the date on which the Revolving Commitment of such Lender shall be terminated as provided herein and on the Revolving Maturity Date, a facility fee (a "Facility Fee") equal to the Applicable Percentage per annum in effect from
    ------------
time to time on the amount of the Revolving Commitment of such Lender, whether used or unused, in effect from time to time during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Maturity Date or any date on which the Revolving Commitment of such Lender shall be terminated). The Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the earlier of (i) the termination of the Revolving Commitment of such Lender and (ii) the Revolving Maturity Date.

          (b) The Borrower shall pay to the Agent, for its own account, agent and administrative fees (the "Agent and Administrative Fees") at the times and
                              -----------------------------
in the amounts agreed upon in the letter agreement dated August 26, 1997, between the Borrower and the Agent.

          (c) The Borrower agrees to pay (i) to each Lender, through the Agent, on the last day of March, June, September and December of each year and on the date on which the Revolving Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C Participation Fee") calculated on such Lender's
                            ---------------------
Pro Rata Percentage of the
average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Commitments of all Lenders shall have been terminated) at a rate equal to the Applicable Percentage from time to time used to determine the interest rate on Borrowings comprised of Eurodollar Loans pursuant to
Section 2.07, and (ii) to the Issuing Bank with respect to each Letter of Credit the fronting, issuance and drawing fees, specified in the Issuing Bank Agreement (the "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees
      -----------------
shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

          (d) All Fees shall be paid on the dates due, in immediately available funds, to the Agent for distribution, if and as appropriate, among the Lenders except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances unless such Fees were paid in error.

          SECTION 2.06.  Evidence of Indebtedness; Repayment of Loans.  (a)  The
                         ---------------------------------------------
Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender the then unpaid principal amount of each Loan on the last day of the Interest Period applicable thereto.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and
(iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section shall be prima facie evidence of the
                                                ----- -----
existence and amounts of the obligations recorded therein; provided that the
                                                           --------
failure of
any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to properly repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Agent.

          SECTION 2.07.  Interest on Loans.  (a)  Subject to the provisions of
                         ------------------
Section 2.08, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage. Interest on each Eurodollar Borrowing shall be payable on each applicable Interest Payment Date. The LIBO Rate for each Interest Period shall be determined by the Agent in accordance with the definition of LIBO Rate herein. The Agent shall promptly advise the Borrower and each Lender, as appropriate, of such determination.

          (b) Subject to the provisions of Section 2.08, the Loans comprising each CD Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted CD Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage. Interest on each CD Borrowing shall be payable on each applicable Interest Payment Date. The Adjusted CD Rate for each Interest Period shall be determined by the Agent in accordance with the definition of Adjusted CD Rate herein. The Agent shall promptly advise the Borrower and each Lender of such determination.

          (c) Subject to the provisions of Section 2.08, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of (i) 365 or 366 days, as the case may be, during any period in which the Alternate Base Rate is based on the Prime Rate, and (ii) 360 days, during any period in which the Alternate Base Rate is based on the Base CD Rate or the Federal Funds Effective Rate) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage. Interest on each ABR Borrowing shall be payable on each applicable Interest Payment Date. The Alternate

Base Rate shall be determined by the Agent in accordance with the definition of Alternate Base Rate herein.

          SECTION 2.08.  Default Interest.  If the Borrower shall default in the
                         -----------------
payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, the Borrower shall on demand from time to time from the Agent pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Alternate Base Rate plus the Applicable Percentage plus 2%.

          SECTION 2.09.  Alternate Rate of Interest. (a)  In the event, and on
                         ---------------------------
each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Agent shall have determined that deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or main taining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the LIBO Rate, the Agent shall, as promptly as practicable, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 shall be deemed to be a request for an ABR Borrowing.

          (b) In the event, and on each occasion, that on or before the day on which the Adjusted CD Rate for a CD Borrowing is to be determined the Agent shall have determined that such Adjusted CD Rate cannot be determined for any reason, including the inability of the Agent to obtain sufficient bids in accordance with the terms of the definition of Fixed CD Rate, or the Agent shall determine that the Adjusted CD Rate for such CD Borrowing will not adequately and fairly reflect the cost to any Lender of making or maintaining its CD Loan during such Interest Period, the Agent shall, in a timely manner, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, any request by the Borrower for a CD Borrowing pursuant to

Section 2.03 shall, until the Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Borrowing.

          SECTION 2.10.  Termination and Reduction of Commitments.  (a) Unless
                         -----------------------------------------
previously terminated, (i) the Revolving Commitments shall terminate on the Revolving Maturity Date and (ii) the LC Commitment shall terminate on the date 30 days prior to the Revolving Maturity Date.

          (b) Upon at least five Business Days' prior irrevocable written or telecopy notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Revolving Commitments; provided, however, that (i) each partial reduction of the Total
             --------  -------
Revolving Commitments shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $5,000,000 and (ii) no such termination or reduction shall be made which would reduce the Total Revolving Commitments to an amount less than the Aggregate Revolving Exposure.

          (c) Each reduction in the Revolving Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Revolving Commitments. The Borrower shall pay to the Agent for the accounts of the Lenders, on the date of each termination or reduction, the Facility Fees on the amount of the Revolving Commitments so terminated or reduced accrued through the date of such termination or reduction.

          SECTION 2.11.  Prepayment of Loans.  (a)  The Borrower shall have the
                         --------------------
right at any time and from time to time to prepay any Borrowing, in whole or in part.

          (b) On the date of any termination or reduction of the Revolving Commitments pursuant to Section 2.10, the Borrower shall pay or prepay so much of the Borrowings as shall be necessary in order that the Aggregate Revolving Exposure shall not exceed the Total Revolving Commitment after giving effect to such termination or reduction.

          (c) In the event and on such occasion that the Aggregate Revolving Exposure exceed the Borrowing Base, the Borrower shall prepay Borrowings (or if no such Borrowings are outstanding, deposit cash collateral in an account with the Agent pursuant to Section 2.19(i)) in an aggregate amount equal to such excess.

          (d) In the event and on each occasion that any Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall immediately after the Proceeds are received, prepay Borrowings in (i) an aggregate amount equal to such Proceeds, in the case of a Prepayment Event of a type set forth in clause (a) of the definition thereof and
(ii) in an amount equal to the lesser of (A) such Proceeds or (B) an amount sufficient to bring the Borrower into compliance with the financial covenants set forth in Sections 6.06, 6.13, 6.14, 6.15 and 6.16, in the case of a Prepayment Event of a type set forth in clause (b) of the definition thereof.

          (e) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and specify such selection in the notice of such prepayment delivered pursuant to paragraph (f) of this Section.

          (f) The Borrower shall notify the Agent by written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Agent before 10:00 a.m., New York City time, three Business Days prior to prepayment. Each partial prepayment of any Borrowing shall be in an amount which is an integral multiple of $1,000,000 and not less than $1,000,000, except as necessary to apply fully the required amount of a mandatory repayment. Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section shall be subject to Section 2.14 but otherwise without premium or penalty and shall be applied ratably to the Loans included in the prepaid Borrowing. All prepayments under this Section shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

          SECTION 2.12.  Reserve Requirements; Change in Circumstances.  (a)
                         ----------------------------------------------
Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or Issuing Bank of the principal of or interest on any Eurodollar Loan or CD Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender or Issuing Bank by any jurisdiction or any political subdivision thereof) or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender or such Issuing Bank (except any such reserve requirement which is already reflected in the definition of the applicable Rate), or shall impose on such Lender or such Issuing Bank or the London interbank market any other condition affecting this Agreement or any Eurodollar Loan or CD Loan made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or Issuing Bank of making or maintaining any Eurodollar Loan or CD Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or such Issuing Bank to be material, then the Borrower shall pay to such Lender or such Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or Issuing Bank shall have determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Issuing Bank or any Lender's or Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by such Issuing Bank pursuant hereto to a level below that which such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company for any such reduction suffered.

          (c) A certificate of a Lender or Issuing Bank setting forth such amount or amounts as shall be necessary to compensate such Lender or Issuing Bank, as applicable, as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower. The Borrower shall pay each Lender or Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after the receipt of the same. In the event any Lender delivers such a certificate, the Borrower may, at its sole expense and effort, require such Lender to transfer and assign, without recourse (in accordance with Section 9.04) all its interests, rights and obligations under this Agreement to an assignee which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, however, that
                                                      --------  -------
(i) such assignment shall not conflict with any law, rule or regulation or order of any Governmental Authority, (ii) the Borrower shall have received a written consent of the Agent in the case of an assignee that is not a Lender, which consent shall not unreasonably be withheld, and (iii) the Borrower or such assignee shall have paid to the assigning Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and all other amounts owed to it hereunder.

          (d) Failure on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's or Issuing Bank's right to demand compensation with respect to such period or any other period.

          (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive the payment in full of the principal of and interest on all Loans made hereunder.

          SECTION 2.13.  Change in Legality. (a)  Notwithstanding any other
                         -------------------
provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Agent, such Lender may:

     (i) declare that Eurodollar Loans shall not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan to the Borrower unless such declaration shall be subsequently withdrawn; and

     (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically con verted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

  In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

          (b) For purposes of this Section, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

          SECTION 2.14.  Indemnity.  The Borrower shall indemnify each Lender
                         ----------
against any loss or expense which such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by the Borrower to borrow or to refinance any Loan hereunder after irrevocable notice of such borrowing or refinancing has been given pursuant to
Section 2.03, (c) any payment, prepayment, assignment pursuant to Section 2.12(c), conversion of a Eurodollar Loan pursuant to Section 2.13(a) or conversion of a Eurodollar Loan or CD Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable at the due date thereof (whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan or CD Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, assigned, converted or not borrowed (based on the LIBO Rate or Adjusted CD Rate) for the period from the date of such payment, prepayment, assignment, conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, assigned, converted or not borrowed for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section and evidencing a loss suffered by such Lender of such amount or amounts shall be delivered to the Borrower.

          SECTION 2.15.  Pro Rata Treatment.  Except as required under Section
                         -------------------
2.13, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Facility Fees and L/C Participation Fees, each reduction of the Revolving Commitments and each refinancing of any Borrowing, shall be allocated pro rata among the Lenders in accordance with their respective Revolving Commitments (or, if such Revolving Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

          SECTION 2.16.  Sharing of Setoffs.  Each Lender agrees that if it
                         -------------------
shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means
(other than an assignment pursuant to Section 2.12(c) or 9.04), obtain payment (voluntary or involuntary) in respect of any Loan or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure and participations in the Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans or LC Exposure, as the case may be, outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or
             --------  -------
adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

          SECTION 2.17.  Payments.  (a)  The Borrower shall make each payment
                         ---------
(including principal of or interest on the Loans or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 noon, New York time, on the date when due in dollars in immediately available funds to the Agent at its address referred to in Section 9.01.

          (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may (except as otherwise provided in the definition of "Interest Period") be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

          SECTION 2.18.  Taxes.  (a)  Any and all payments by the Borrower
                         ------
hereunder shall be made, in accordance with Section 2.17, free and clear of and without deduction for any and all present or future taxes, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding
                                                                   ---------
taxes imposed on the Agent's or any Lender's or any Issuing Bank's (or any transferee's or assignee's, including a participation holder's (any such entity a "Transferee")) net income and franchise taxes imposed on the Agent or any
   ----------
Lender or any Issuing Bank (or Transferee) by any jurisdiction or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").
                                                                        -----
If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or any Issuing Bank (or any Transferee) or the Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender or such Issuing Bank (or Transferee) or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").
                                                 -----------

          (c) The Borrower shall indemnify each Lender and Issuing Bank (or Transferee) and the Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by such Lender or such Issuing Bank (or Transferee) or the Agent, as the case may be, and any liability (including penalties, interest and reasonable out-of-pocket expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Payments pursuant to such indemnification shall be made within 30 days after the date any Lender or Issuing Bank (or Transferee) or the Agent, as the case may be, makes written demand therefor, which demand may be made notwithstanding the fact that such Lender, Issuing Bank (or Transferee) or the Agent has determined to challenge or contest such assertion of Taxes or Other Taxes. After the Borrower makes full payment to the Lender, Issuing Bank (or Transferee) or the Agent with respect to such indemnification for Taxes or Other Taxes asserted, if such Lender, Issuing Bank (or Transferee) or the Agent believes in its sole discretion that reasonable grounds exist to challenge or contest the Taxes or Other Taxes imposed, then such Lender, Issuing Bank (or Transferee) or the Agent, as the case may be, shall so contest or challenge in good faith the Taxes or Other Taxes asserted, which contest or challenge shall be at the sole expense of the Borrower. If a Lender, Issuing Bank (or Transferee) or the Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's reasonable out-of-pocket expense. If any Lender, Issuing Bank (or Transferee) or the Agent receives a refund in respect of any Taxes or Other Taxes for which such Lender, Issuing Bank (or Transferee) or the Agent has received payment from the Borrower hereunder it shall promptly notify the Borrower of such refund and shall promptly upon receipt repay such refund to the Borrower, net of all out-of-pocket expenses of such Lender or Issuing Bank and without interest; provided, however, that the Borrower, upon the request
                      --------  -------
of such Lender, Issuing Bank (or Transferee) or the Agent, agrees to return such refund (plus penalties, interest or other charges) to such Lender, Issuing Bank (or Transferee) or the Agent in the event such Lender, Issuing Bank (or Transferee) or the Agent is required to repay such refund.

          (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender, Issuing Bank (or Transferee) or the Agent, the Borrower will furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

          (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive the payment in full of the principal of and interest on all Loans made hereunder.

          (f) On or before the date it becomes a party to this Agreement and from time to time thereafter upon any change in status rendering any certificate or documents previously delivered pursuant to this Section 2.18(f) invalid or inaccurate, each Lender, Issuing Bank or Transferee that is organized outside the United States shall (but (x) in the case of a Transferee or (y) in the case of a Lender or Issuing Bank with respect to any change in status, only if legally able to do so) upon written request of the Borrower, deliver to the Borrower such certificates, documents or other evidence, as specified by the Borrower and, as the case may be, required by, in the case of a non-United States Lender or Issuing Bank, the Code or Treasury Regulations issued pursuant thereto, properly completed and duly executed by such Lender (or Transferee) establishing that such payment is, as the case may be, (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Lender, Issuing Bank or Transferee of a trade or business in the United States or (ii) totally exempt from United States tax under a provision of an applicable tax treaty. Unless the Borrower and the Agent have received forms or other docu ments satisfactory to them indicating that payments here under are not subject to United States withholding tax, as the case may be, or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the appli cable statutory rate in the case of payments to or for any Lender, Issuing Bank or Transferee or assignee organized under the laws of a jurisdiction outside the United States or Germany, as the case may be.

          (g) The Borrower shall not be required to pay any additional amounts to any Lender, Issuing Bank or Transferee in respect of United States withholding tax pursuant to Section 2.18(a) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender, Issuing Bank or Transferee to comply with the provisions of Section 2.18(f) unless such failure results from (i) a change in applicable law, regulation or official interpretation thereof or (ii) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the Effective Date (and, in the case of a Transferee, after the date of assignment or transfer, when as a result of such change, amendment, modification or revocation withholding taxes were or would have been imposed on amounts payable to the transferor was entitled to any additional amounts); provided, however, that the
                                                    --------  -------
Borrower shall be required to pay those amounts to any Lender, Issuing Bank or Transferee that it was required to pay hereunder prior to the failure of such Lender, Issuing Bank or Transferee to comply with the provisions of Section 2.18(f).

          (h) Any Lender, Issuing Bank or Transferee claiming any additional amounts payable pursuant to this Section shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document in a timely manner requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole and reasonable determination of such Lender, Issuing Bank or Transferee be otherwise disadvantageous to such Lender, Issuing Bank or Transferee.

          SECTION 2.19.  Letters of Credit.  (a)  General. The Borrower may
                         ------------------       --------
request the issuance of a Letter of Credit for its own account, in a form reasonably acceptable to the Agent and the Issuing Bank, at any time and from time to time while the Revolving Commitments remain in effect. Each Letter of Credit shall be denominated in dollars. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

          (b)  Notice of Issuance, Amendment, Renewal, Extension; Certain
               ----------------------------------------------------------
Conditions.  In order to request the issuance of a Letter of Credit (or to
-----------
amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or telecopy to the Issuing Bank and the Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. Following receipt of such notice and prior to the issuance of the requested Letter of Credit or the applicable amendment, renewal or extension, the Agent shall notify the Borrower and the Issuing Bank of the amount of the Aggregate Revolving Exposure after giving effect to

(i) the issuance, amendment, renewal or extension of such Letter of Credit, (ii) the issuance or expiration of any other Letter of Credit that is to be issued or will expire prior to the requested date of issuance of such Letter of Credit and
(iii) the borrowing or repayment of any Loans that (based upon notices delivered to the Agent by the Borrower) are to be borrowed or repaid prior to the requested date of issuance of such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (A) the L/C Exposure shall not exceed $5,000,000 less the face amount of any letters of credit issued for the account of the Borrower or any Subsidiary by financial institutions other than an Issuing Bank and outstanding at such time and (B) the Aggregate Revolving Exposure shall not exceed the lesser of the Total Revolving Commitment and the Borrowing Base then in effect.

          (c)  Expiration Date.  Each Letter of Credit shall expire at the close
               ----------------
of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is 30 days prior to the Revolving Maturity Date, unless such Letter of Credit expires by its terms on an earlier date.

          (d)  Participations.  By the issuance of a Letter of Credit and
               ---------------
without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the Issuing Bank, such Lender's Pro Rata Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Borrower forthwith on the date due as provided in Section 2.02(e). Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or the termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e)  Reimbursement.  If an Issuing Bank shall make any L/C
               --------------
Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Agent an amount equal to such L/C Disbursement not later than two hours after the Borrower shall have received notice from such Issuing Bank that payment of such draft will be made, or, if the Borrower shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day.

          (f)  Obligations Absolute.  The Borrower's obligations to reimburse
               ---------------------
L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

          (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein;

          (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or this Agreement;

          (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, any Issuing Bank, the Agent or any Lender or any other person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

          (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

          (vi) any other act or omission to act or delay of any kind of any Issuing Bank, the Lenders, the Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

          Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the negligence or misconduct of any Issuing Bank. However, the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank's negligence or misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) an Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute misconduct or negligence of an Issuing Bank.

          (g)  Disbursement Procedures.  The Issuing Bank shall, promptly
               ------------------------
following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Agent and the Borrower of such demand for payment and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure
                                                      --------
to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such L/C Disbursement. The Agent shall promptly give each Lender notice thereof.

          (h)  Resignation or Removal of an Issuing Bank. An Issuing Bank may
               ------------------------------------------
resign at any time by giving 180 days' prior written notice to the Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Agent and the Lenders. Subject to the next succeeding paragraph, upon the acceptance of any appointment as an Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as an Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.



          (i)  Cash Collateralization.  If any Event of Default (other than an
               -----------------------
Event of Default described in clause (g) or (h) of Article VII) shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, or, if an Event of Default described in clause (g) or (h) of Article VII shall occur, on the Business Day of such occurrence, deposit in an account with the Agent, for the benefit of the Lenders, an amount in cash equal to the L/C Exposure as of such date. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(c), and any such cash collateral so deposited and held by the Agent hereunder shall constitute part of the Borrowing Base for purposes of determining compliance with Section 2.11(c). Each such deposit shall be held by the Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Agent to reimburse the Issuing Bank for L/C Disbursements for which they have not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(c), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.11(c) and no Default shall have occurred and be continuing.

ARTICLE III.  REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to each of the Lenders that:

          SECTION 3.01.  Organization; Powers.  Each of the Borrower and the
                         ---------------------
Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) in the case of each Loan Party, has the power and authority to execute, deliver and perform its obligations under each Loan Document to which it is party and each other agreement or instrument contemplated thereby and in the case of the Borrower, to borrow and incur other obligations hereunder.

          SECTION 3.02.  Authorization.  The execution, delivery and performance
                         --------------
by each Loan Party of the Loan Documents to which it is to be a party and in the case of the Borrower, the borrowings of the Loans, the use of proceeds thereof and the Letters of Credit hereunder (collectively, the "Transactions") (a) have
                                                        ------------
been duly authorized by all requisite action, including approval of such Loan Party's Board of Directors and if required, stockholder action on the part of such Loan Party, and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (B) any order of any Govern mental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the crea tion or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary, except Liens created under the Loan Documents.

          SECTION 3.03.  Enforceability.  This Agreement has been duly executed
                         ---------------
and delivered by the Borrower and consti tutes, and each other Loan Document when executed and deliv ered by the Loan Parties party thereto will constitute, a legal, valid and binding obligation of the Borrower and the other Loan Parties enforceable against the Borrower and the other Loan Parties in accordance with its terms.

          SECTION 3.04.  Governmental Approvals.  No action, consent or approval
                         -----------------------
of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except such as have been made or obtained and are in full force and effect.

          SECTION 3.05.  Financial Statements.  (a) The Borrower has heretofore
                         ---------------------
furnished to the Lenders (i) the
combined balance sheets and statements of income and cash flow of the Borrower and its combined Subsidiaries pre-Spin-Off as of and for the fiscal year ended May 31, 1997, audited by and accompanied by the opinion of Arthur Andersen & Co., independent public accountants, (ii) the unaudited pro-forma combined balance sheets and statements of income and the cash flow of the Borrower and its combined Subsidiaries post-Spin-Off as of and for the fiscal year ended May 31, 1997, each certified by a Responsible Officer of the Borrower, (iii) the unaudited combined balance sheets and statements of income and cash flow of the Borrower and its combined Subsidiaries pre-Spin-Off as of and for the fiscal quarter ended August 31, 1997, each certified by a Responsible Officer of the Borrower. Such financial state ments present fairly the financial condition and results of operations of the Borrower and its combined Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its combined Subsidiaries as of the dates thereof. Such financial statements and monthly summaries of pretax income or loss were prepared in accordance with GAAP applied on a consistent basis.

          (b) The Borrower has heretofore furnished to the Lenders its pro forma consolidated balance sheet as of October 15, 1997 prepared giving effect to the Spin-Off as if the Spin-Off had occurred on such date. Such pro forma consolidated balance sheet (i) has been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Form 10 (which assumptions are believed by the Borrower and International to be reasonable), (ii) is based on the best information available to the Borrower and International after due inquiry, (iii) accurately reflects all adjustments necessary to give effect to the Spin-Off, (iv) presents fairly, in all material respects, the pro forma financial position of the Borrower and its consolidated Subsidiaries as of the date of such balance sheet as if the Spin-Off had occurred on such date and (v) is not materially inconsistent with the forecasts previously provided to the Lenders by the Borrower.



          SECTION 3.06.  No Material Adverse Change.  As of the date hereof,
                         ---------------------------
there has been no material adverse change in the business, assets, operations, property, condition, financial or otherwise, contingent liabilities or material agreements of the Borrower and the Subsidiaries, taken as a whole, since May 31, 1997 (it being understood that changes in general economic conditions shall not be deemed to constitute such a material adverse change).

          SECTION 3.07.  Title to Properties; Possession Under Leases.  (a)
                         ---------------------------------------------
Each of the Borrower and the Subsidiar ies has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended pur poses. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Sec tion 6.02.

          (b) Each of the Borrower and the Subsidiaries has complied with all material obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

          (c) On and as of the date of the initial Credit Event under this Agreement, the Borrower and the Subsidiaries will own, or have a valid leasehold interest in, all of the assets, business and operations currently conducted by that portion of the pre-Spin-Off operations that will be conducted by the Borrower post-Spin-Off (as described in the Distribution Agreement), (other than assets since disposed of prior to the date of such Borrowing in the ordinary course of business and assets described on Schedule 3.07).

          SECTION 3.08.  Subsidiaries.  Schedule 3.08 sets forth as of the date
                         -------------
hereof and as of the Effective Date a list of all Subsidiaries of the Borrower and the percentage ownership interest of the Borrower therein.

          SECTION 3.09.  Litigation; Compliance with Laws. (a)  There are not
                         ---------------------------------
any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such person (i) which involve any Loan Document, the Transactions or the Spin-Off or (ii) as to which there is a reasonable probability of an adverse determination and which, if such probable adverse determination occurred, could, individually or in the aggregate, reasonably be anticipated to result in a Material Adverse Effect.

          (b) To the best knowledge of the Borrower, neither the Borrower nor any of the Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be anticipated to result in a Material Adverse Effect.

          SECTION 3.10.  Agreements.  (a)  Neither the Borrower nor any of the
                         -----------
Subsidiaries is a party to any agreement or instrument or subject to any corporate or other restriction that has resulted or could reasonably be anticipated to result in a Material Adverse Effect.

          (b) Neither the Borrower nor any of its Subsidi aries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its proper ties or assets are or may be bound, where such default could reasonably be anticipated to result in a Material Adverse Effect.

          SECTION 3.11.  Federal Reserve Regulations. (a)  Neither the Borrower
                         ----------------------------
nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

          (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, U or X.

          SECTION 3.12.  Investment Company Act; Public Utility Holding Company
                         ------------------------------------------------------
Act.  Neither the Borrower nor any Subsidiary is (a) an "investment company" as
----
defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.13.  Use of Proceeds.  The Borrower will use the proceeds of
                         ----------------
the Loans and will request the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement; provided, that the
                                                      --------
principal amount of outstanding Loans and Letters of Credit used to provide working capital for the Borrower and its Subsidiaries shall at no time exceed 10% of the Borrowing Base.

          SECTION 3.14.  Tax Returns.  Each of the Borrower and the Subsidiaries
                         ------------
has filed or caused to be filed all Federal, state, local and foreign tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary shall have set aside on its books adequate reserves.

          SECTION 3.15.  No Material Misstatements.  None of the Information
                         --------------------------
Memorandum, information, reports, financial statements, exhibits or schedules furnished by or on behalf of the Borrower to the Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

          SECTION 3.16.  Employee Benefit Plans.  Each of the Plans, the
                         -----------------------
Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred as to which the Borrower or any ERISA Affiliate was required to file a report with the PBGC, and the present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $5,000,000 the value of the assets of such Plan. Neither the Borrower nor any ERISA Affiliate has incurred any Withdrawal Liability or any other liability under Title IV of ERISA (other than premiums not yet due) that remains unpaid and that could result in a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and to the best knowledge of the Borrower, no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has resulted or could reason ably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate has received any notice from the PBGC regarding the funded status of any Plan.

          SECTION 3.17.  Environmental Matters.  The Borrower and each
                         ----------------------
Subsidiary has complied in all material respects with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control or to employee health or safety. Neither the Borrower nor any Subsidiary has received notice of any failure so to comply. The Borrower's and the Subsid iaries' facilities do not manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances similarly denominated, as those terms or similar terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environ mental Response Compensation and Liability Act, the Hazard ous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other applicable law (collectively, the "Environment Laws"), in material
                                         ----------------
violation of any such Environmental Law or any regulations promulgated pursuant thereto.

               SECTION 3.18.  Solvency.  As of the Effective Date and after
                              ---------
giving effect to the Spin-Off:



          (a) The fair salable value of the assets of the Borrower and each Significant Subsidiary will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities of such Borrower or Significant Subsidiary as such debts and liabilities become absolute and mature.

          (b) The assets of the Borrower and each Significant Subsidiary will not constitute unreasonably small capital for the Borrower or Significant Subsidiary to carry out its businesses as now conducted and as proposed to be conducted including the capital needs of the Borrower or Significant Subsidiary, taking into account the particular capital requirements of the business conducted by the Borrower or Significant Subsidiary and projected capital requirements and capi tal availability thereof.

          (c) Neither the Borrower nor any Significant Subsidiaries intends to incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature, taking into account the timing and amounts of cash to be received by it, and of amounts to be payable on or in respect of its debts and liabilities. The cash flow of the Borrower and each Significant Subsidiary, after taking into account all anticipated uses of the cash of the Borrower or such Significant Subsidiary, will at all times be sufficient to pay all such amounts on or in respect of debt and liabilities of the Borrower or such Significant Subsidiary when such amounts are required to be paid.

          SECTION 3.19.  Spin-Off.  As of the Effective Date, the Spin-Off will
                         ---------
have been effected in a manner that (a) is not materially different from the description thereof in the Form 10 (including but not limited to the tax consequences of the Spin-Off) and (b) will not materially adversely affect the rights or interests of the Lenders or the creditworthiness of the Borrower.



          SECTION 3.20.  Pledge Agreement.  The Pledge Agreement is effective to
                         ----------------
create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when the Collateral is delivered to the Collateral Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of each pledgor thereunder in such Collateral, in each case prior and superior in right to any other Person.

     ARTICLE IV.  CONDITIONS OF LENDING

          The effectiveness of this Agreement and the obligations of the Lenders to make Loans and of the Issuing Bank to issue, extend or renew Letters of Credit hereunder are subject to the satisfaction of the following conditions:

          SECTION 4.01.  All Credit Events.  On the date of each Borrowing or
                         ------------------
issuance, extension or renewal of a Letter of Credit (each such event being called a "Credit Event"):
          ------------

          (a) The Agent shall have received a notice of such Credit Event as required by Section 2.03 or Section 2.19, as the case may be, together with a completed Borrowing Base Certificate dated the date of such Credit Event.

          (b) Except in the case of a refinancing of a Borrowing with a new Borrowing that does not increase the aggregate principal amount of the Loans of any Lender outstanding, the representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

          (c) Each Loan Party shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

     Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

          SECTION 4.02.  First Credit Event.  On the Effective Date:
                         -------------------

          (a) All legal matters incident to this Agreement and the borrowings hereunder and the other Loan Documents shall be satisfactory to the Lenders and their counsel and to the Issuing Bank and to Cravath, Swaine & Moore, counsel for the Agent.



          (b) The Agent shall have received (i) a copy of the certificate or articles of incorporation (or analogous documents) and all amendments thereto of each Loan Party, certified as of a recent date by the Secre tary of State (or other appropriate Governmental Authority) of the state (or country) of its organization or such other evidence as is reasonably satisfactory to the Agent; (ii) a certificate as to the good standing (or other analogous certification to the extent available) of each Loan Party as of a recent date, from the appropriate Secretary of State (or other appropriate Governmental Authority) or such other evidence as is reasonably satisfactory to the Agent; (iii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws (or such other analogous documents to the extent available) of such Loan Party as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which it is party, and in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation (or analogous documents) of the such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing (or other analogous certification or such other evidence reasonably satisfactory to the Agent) furnished pursuant to clause (i) or (ii) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iv) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certif icate pursuant to (iii) above; and (v) such other documents as the Lenders or their counsel, the Issuing Bank or Cravath, Swaine & Moore, counsel for the Agent, may reasonably request.

          (c) The Agent shall have received a certificate of the Borrower, dated the Effective Date and signed by a Responsible Officer of the Borrower confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

          (d) The Agent shall have received all Fees and other amounts due and payable on or prior to the Effective Date.

          (e) The Agent shall have received a favorable written opinion of the General Counsel of the Borrower, dated the Effective Date and addressed to the Lenders and the Issuing Bank, to the effect set forth in Exhibit D, and the Borrower hereby instructs such counsel to deliver such opinion to the Agent.

          (f) The Agent shall have received evidence of the receipt by the Borrower of all governmental and third party approvals, if any, necessary or advisable in connection with the Spin-Off and the other transactions contemplated by this Agreement and of the expiry of any applicable waiting or appeal periods, and there shall be no governmental or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Spin-Off or the other transactions contemplated hereby.

          (g) The Lenders shall have received copies of the Form 10 and of the Distribution Agreement and other agreements governing the post Spin-Off relationship between the Borrower and International attached as exhibits thereto, which agreements shall have been executed by the parties thereto and shall be in full force and effect.

          (h) The Spin-Off shall have been consummated in accordance with applicable law and in a manner and with the consequences not materially different from the description thereof in the Form 10, and, after giving effect to the Spin-Off, the Lenders shall be satisfied with the corporate and capital structure of the Borrower and the Subsidiaries, all legal, tax and accounting matters relating to the Spin-Off, all arrangements and agreements between the Borrower and International governing their post-Spin-Off relationship and the sufficiency of amounts available hereunder to meet the ongoing working capital requirements of the Borrower and the Subsidiaries.

          (i) After giving effect to the Spin-Off, neither the Borrower nor any of its Subsidiaries shall have outstanding any shares of preferred stock or any Indebtedness, other than (i) Indebtedness incurred under the Loan Documents and (ii) other Indebtedness permitted under Section 6.01 and outstanding on the Effective Date. The terms and conditions of all Indebtedness to remain outstanding after the Effective Date shall be satisfactory in all respects to the Lenders.

          (j) (i) The Existing Credit Agreements and all commitments thereunder to lend shall have been terminated, all letters of credit issued thereunder shall have been terminated, all amounts outstanding thereunder shall have been paid in full and all Liens, if any, securing any obligations thereunder or under any related agreement shall have been permanently released and (ii) the Agent shall have received evidence satisfactory in form and substance to it demonstrating such termination, payment and release.

          (k) The Agent shall have received counterparts of the Pledge Agreement signed on behalf of the Borrower and each Subsidiary Loan Party that owns any capital stock of any other Subsidiary, together with stock certificates representing all the outstanding shares of capital stock of each Subsidiary owned by or on behalf of the Borrower or any such Subsidiary Loan Party as of the Effective Date after giving effect to the Spin-Off (except that the pledge of stock certificates representing shares of common stock of a Foreign Subsidiary may be limited to 65% of the outstanding shares of common stock of such Foreign Subsidiary), promissory notes evidencing all intercompany Indebtedness owed to the Borrower or any such Subsidiary Loan Party by the Borrower or any Subsidiary as of the Effective Date after giving effect to the Spin-Off, and undated stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates and promissory notes.

          (l) The Agent shall have received (i) counterparts of the Guarantee Agreement signed on behalf of each Subsidiary Loan Party and (ii) counterparts of the Indemnity, Subrogation and Contribution Agreement signed on behalf of the Borrower and each Subsidiary Loan Party.

          (m) The Lenders shall be reasonably satisfied as to the amount and nature of any environmental and employee health and safety exposures to which the Borrower and the Subsidiaries may be subject after giving effect to the Spin-Off and the other transactions contemplated hereby, and with the plans of the Borrower with respect thereto.

          (n) The Agent shall be reasonably satisfied with the sufficiency of amounts available under this Agreement to meet the ongoing working capital requirements of the Borrower and its Subsidiaries following the consummation of the Spin-Off and the other transactions contemplated hereby.

          (o) After giving effect to the Spin-Off, the Borrower shall be in pro forma compliance as of May 31, 1997 and for the period of four fiscal quarters then ended with Sections 6.13, 6.14, 6.15 and 6.16 (assuming for such purpose that the Spin-Off occurred on such date or at the beginning of such period, as the case may be).

          (p) The Agent shall have received (i) a copy of the solvency opinion from American Appraisal Associates in the form delivered to the Board of Directors of the Borrower on the date of the Spin-Off and (ii) a certificate from a Responsible Officer of the Borrower as to the solvency of the Borrower and the Subsidiaries on a consolidated basis after giving effect to the Spin-Off.

          (q) The Agent shall have received executed or conformed, certified copies of each Lease listed on Schedule 4.02(q), franchise agreement and management agreement (each such agreement, a "Borrowing Base Agreement")
                                                   ------------------------
     relating to a proposed Borrowing Base Property and all amendments thereto on or prior to the Effective Date; each such Borrowing Base Agreement, as so amended and certified by a Responsible Officer of the Borrower, shall be in full force and effect and no term or condition thereof shall have been further amended or modified, or waived after the execution thereof, except as previously disclosed in writing to the Agent, and no Person shall have failed in any material respect to perform any material obligation or covenant or satisfy any material condition required by any such Borrowing Base Agreement to be performed or complied with on or before the Effective Date, except as previously disclosed in writing to the Agent.

          (r) The Agent shall have received with respect to each proposed Borrowing Base Property, as of the Effective Date, (a) a comprehensive environmental audit (which shall include a Phase I environmental audit and, if recommended by such Phase I environmental audit, a Phase II environmental audit) satisfactory in all respects to the Agent and prepared by an Approved Environmental Consultant, (b) evidence that all Environmental Permits have been obtained and (c) such other environmental reports, inspections and investigations as the Agent shall require, prepared, in each instance, by consultants satisfactory to the Agent. On or before the Effective Date, the Borrower shall have delivered to the Agent evidence satisfactory to the Agent that the Borrower has complied (or has made arrangements satisfactory to the Agent to comply) with the recommendations of all environmental consultant(s) referred to above and that all hazardous materials (as defined under Environmental Laws) have been removed from any proposed Borrowing Base Property to the extent required by Environmental Law.

          (s) The Agent shall have received a certificate of insurance demonstrating compliance with the requirements of Section 5.02 and certifying that the insurance policies required by Section 5.02 with respect to any proposed Borrowing Base Property are in full force and effect on the Effective Date.

          (t) The Agent shall have received evidence satisfactory to it that the proposed Borrowing Base Properties, as of the Effective Date, are free of all material structural and title defects.

          (u) The Agent shall have received a completed Borrowing Base Certificate dated the Effective Date and signed by a Responsible Officer of the Borrower.

          (v) The Lenders shall have received a pro forma consolidated balance sheet of the Borrower as of the Effective Date, after giving effect to the Spin-Off and the consummation of the other transactions contemplated hereby, which shall not be materially inconsistent with the forecasts previously provided to the Lenders.

          The Agent shall notify the Borrower and the Lenders of the Effective Date, and such notices shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.08) at or prior to 3:00 p.m., New York City time, on October 15, 1997 (and, in the event such conditions are not so satisfied or waived, the Revolving Commitments shall terminate at such time).

ARTICLE V.  AFFIRMATIVE COVENANTS

          The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, and until all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower shall, and shall cause each of the Subsidiaries to:

          SECTION 5.01.  Existence; Businesses and Properties.  (a)  Do or cause
                         -------------------------------------
to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.05.

          (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated (except for the Spin-Off); comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

          SECTION 5.02.  Insurance.   (a)  The Borrower will, and will cause
                         ----------
each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies which are acceptable to the Agent:

          (i) a full risk policy with fire, extended coverage, vandalism and malicious vandalism insurance, on a full replacement cost basis, with respect to the Hotel Properties, and such other extended coverage insurance as the Agent may reasonably require, in each case in amounts satisfactory to the Agent;

          (ii) commercial general liability insurance against claims for bodily injury, death or property damage occurring upon, about or in connection with any properties owned, occupied or controlled by it, in amounts satisfactory to the Agent;

          (iii) business interruption insurance, insuring against loss of gross earnings for a period of not less than six months; and

          (iv) such other insurance as may be required by law.

          (b) If at any time the area in which any Borrowing Base Property is located is designated (i) a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), the Borrower shall obtain flood insurance in such total amount as the Agent or the Required Lenders may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time or (ii) a "Zone 1" area, the Borrower shall obtain earthquake insurance in such total amount as the Agent or the Required Lenders may from time to time require.

          SECTION 5.03.  Obligations and Taxes.  Pay its Indebtedness and other
                         ----------------------
obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful and valid claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided,
                                                                    --------
however, that such payment and discharge shall not be required with respect to
-------
any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto.

               SECTION 5.04.  Financial Statements, Reports, etc. In the case of
                              -----------------------------------
the Borrower, furnish to the Agent and each Lender:

          (a) within 90 days after the end of each fiscal year, its audited consolidated balance sheets and related statements of income and cash flow, showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by Arthur Andersen & Co. or other independent public accountants of recognized national standing acceptable to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its unaudited consolidated balance sheets and related statements of income and cash flow, showing the finan cial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by the Financial Officer of the Borrower as fairly presenting the financial condition and results of operations of the Borrower on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

          (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of the accounting firm or the Financial Officer of the Borrower opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations)
     (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the covenants contained in Sections 6.06, 6.13, 6.14, 6.15 and 6.16;

          (d) within 60 days after the Effective Date, the audited combined balance sheets and related statements of income and cash flow of the Borrower and its Subsidiaries post-Spin-Off as and for the fiscal year ended May 31, 1997, audited by and accompanied by the opinion (which shall not be qualified in any material respect) of Arthur Anderson & Co., independent public accountants;

          (e) within 45 days after the end of each fiscal quarter, a completed Borrowing Base Certificate calculating and certifying the Borrowing Base as of the last day of such fiscal quarter, signed on behalf of the Borrower by a Financial Officer;

          (f) within 45 days after the end of each fiscal quarter, a certificate as to the Net Operating Income for each Borrowing Base Property for such fiscal quarter, signed on behalf of the Borrower by a Financial Officer;

          (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any Governmental Authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be; and

          (h) promptly, from time to time, such other information regarding the operations, business affairs and financial condition (including any Leases relating to a Borrowing Base Property) of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Agent or any Lender may reasonably request.

          SECTION 5.05.  Litigation and Other Notices. Furnish to the Agent, the
                         -----------------------------
Issuing Bank and each Lender prompt written notice of the following:

          (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

          (b) any contemplated sale, encumbrance or transfer of any Hotel Property (or all or any portion of any partnership or other ownership interest therein), together with a certificate of a Financial Officer demonstrating pro forma compliance, after giving effect to such sale, encumbrance or transfer, with the covenants set forth in Section 6.06, 6.13, 6.14, 6.15 and 6.16 as if such transaction had occurred on each relevant date or at the beginning of each relevant period;

          (c) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof as to which there is a reasonable probability of an adverse determination and which, if such probable adverse determination occurred, could reasonably be anticipated to result in a Material Adverse Effect; and

          (d) any development that has resulted in, or could reasonably be anticipated to result in, a Material Adverse Effect.

          SECTION 5.06.  ERISA.  (a)  Comply in all material respects with the
                         ------
applicable provisions of ERISA and (b) furnish to the Agent and each Lender (i) as soon as possible, and in any event within 30 days after any Responsible Officer of the Borrower or any ERISA Affiliate either knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate to the PBGC in an aggregate amount exceeding $5,000,000, a statement of a Financial Officer of the Borrower setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice the Borrower or any ERISA Affiliate may receive from the PBGC relating to the funded status of any Plan or to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) or to appoint a trustee to administer any Plan or Plans, (iii) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer of the Borrower setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning
(A) the imposition of Withdrawal Liability in excess of $500,000 or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA.

          SECTION 5.07.  Maintaining Records; Access to Properties and
                         ---------------------------------------------
Inspections.  (a) Maintain all financial records in accordance with GAAP
------------
consistently applied and upon reasonable notice by any Lender permit any representatives designated by such Lender, subject to Section 9.16 of this Agreement, to visit and inspect the financial records and the properties of the Borrower or any Subsidiary at reasonable times and as often as requested and to make extracts from and copies of such financial records, and permit any representatives designated by any Lender to discuss the affairs, finances and condition of the Borrower or any Subsidiary with the officers thereof and independent accountants therefor.

          (b) Permit any representatives designated by the Agent (including any consultants, accountants and lawyers retained by the Agent) to conduct evaluations of the Borrower's computation of the Borrowing Base and the assets included in the Borrowing Base, and furnish to such representatives all such information and documents as they shall request for such purpose, all at such reasonable times and as often as reasonably requested. The Borrower shall pay the reasonable fees and expenses of any representatives retained by the Agent to conduct any such evaluation. The Borrower also agrees to modify or adjust the Borrowing Base to the extent reasonably required by the Agent as a result of any such evaluation.

          SECTION 5.08.  Use of Proceeds.  Use the proceeds of the Loans and
                         ----------------
request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement; provided that the principal amount of outstanding
                            --------
Loans and Letters of Credit used to provide working capital for the Borrower and its Subsidiaries shall at no time exceed 10% of the Borrowing Base.

          SECTION 5.09.  Additional Subsidiaries.  If any additional Subsidiary
                         ------------------------
is formed or acquired after the Effective Date, notify the Agent and the Lenders thereof and (a) if such Subsidiary is not a Foreign Subsidiary, cause such Subsidiary to become a party to the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement and the Pledge Agreement, in each case in the manner provided therein within three Business Days after such Subsidiary is formed or acquired and promptly take such actions as are required thereunder and as may be reasonably requested by the Agent or the Required Lenders and (b) if any shares of capital stock or Indebtedness of such Subsidiary are owned by or on behalf of the Borrower or any Subsidiary Loan Party, cause such shares and promissory notes evidencing such Indebtedness to be pledged pursuant to the Pledge Agreement within three Business Days after such Subsidiary is formed or acquired (except that if such Subsidiary is a Foreign Subsidiary, shares of common stock of such Subsidiary to be pledged pursuant to the Pledge Agreement may be limited to 65% of the outstanding shares of common stock of such Subsidiary).

          SECTION 5.10.  Further Assurances.  Execute any and all further
                         -------------------
documents, financing statements, agreements and instruments, and take all further actions (including the filing of financing statements and other documents) that may be required under any applicable law, or that the Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Borrower also agrees to provide to the Agent from time to time upon request evidence reasonably satisfactory to the Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

ARTICLE VI.  NEGATIVE COVENANTS

          The Borrower covenants and agrees with each Lender, the Issuing Bank and the Agent that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, and until all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower shall not, and shall not cause or permit any of the Subsidiaries to:

          SECTION 6.01.  Indebtedness.  Incur, create, assume or permit to exist
                         -------------
any Indebtedness, except (without duplication):

          (a) Indebtedness of the Borrower existing on the date hereof and set forth in Schedule 6.01(a) and any extensions, renewals or replacements of existing mortgages and Capital Lease Obligations included in such Indebtedness; provided, however, that (x) the principal amount of any such
                   --------  -------
     extension, renewal or replacement shall not exceed the principal amount of the mortgage or Capital Lease Obligation so extended, renewed or replaced,
     (y) the mortgage or Capital Lease Obligation so extended, renewed or replaced shall not be secured by any property or asset that was not already pledged to secure or subject to the existing mortgage or Capital Lease Obligation, and (z) such extension, renewal or replacement shall not be on terms materially more restrictive to the Borrower or its Subsidiaries or materially less favorable to the Lenders than the mortgage or Capital Lease Obligation so extended, renewed or replaced;

          (b) Indebtedness outstanding under the Loan Documents;

          (c) Approved Subordinated Indebtedness in an aggregate principal amount not to exceed $115,000,000 plus accrued interest thereon;

          (d) Indebtedness incurred upon the acquisition of any property or asset after the Effective Date secured by Liens on such property or asset not prohibited by Section 6.02; provided, however, that (i) the amount of
                                     --------  -------
     such Indebtedness shall not exceed the purchase price of any such property or asset and (ii) such Indebtedness shall be without recourse to the Borrower or any Subsidiary or any other property or assets of the Borrower or any Subsidiary;

          (e) unsecured Indebtedness of Subsidiaries existing at the time they are acquired by the Borrower and not incurred in contemplation of such acquisition in an amount not to exceed $1,000,000;

          (f) Indebtedness of Subsidiaries not prohibited by Section 6.09;

          (g) Indebtedness of (i) the Borrower to any Wholly Owned Subsidiary (other than an Excluded Subsidiary or a Foreign Subsidiary); and (ii) any Subsidiary to the Borrower or any Wholly Owned Subsidiary (other than an Excluded Subsidiary or a Foreign Subsidiary);

          (h) Indebtedness represented by notes or letters of credit issued for the account of the Borrower or any Subsidiary in connection with insurance policies and in a form substantially similar to the notes or letters of credit previously issued for the account of the Borrower or any Subsidiary issued in connection with insurance policies of the Borrower or such Subsidiary;

          (i) Indebtedness of the Borrower represented by letters of credit issued by a financial institution other than an Issuing Bank in an amount at any one time not to exceed $5,000,000 less the L/C Exposure;

          (j) Indebtedness represented by utility bonds, performance bonds, state self insurance bonds and miscellaneous other bonds other than those existing on the date hereof and listed in Schedule 6.01(a) (including any extensions, renewals and replacements), the aggregate principal amount of such Indebtedness at any one time not to exceed $2,000,000;

          (k) Indebtedness of the Borrower consisting of Guarantees in connection with pension and deferred compensation arrangements arising in connection with the Spin-Off; provided, however, that the aggregate amount
                                   --------  -------
     of such Indebtedness shall not exceed $25,000,000;

          (l) Indebtedness consisting of Sale and Lease-Back Transactions permitted under Section 6.03; and

          (m) other unsecured Indebtedness of the Borrower, in an aggregate principal amount at any one time outstanding not to exceed $1,000,000.

          SECTION 6.02.  Liens.  Create, incur, assume or permit to exist any
                         ------
Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights (excluding rights of first refusal) in respect of any thereof, except (without duplication):

          (a) Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth in Schedule 6.02; provided,
                                                                 --------
     however, that such Liens shall secure only those obligations which they
     -------
     secure on the date hereof except as otherwise permitted hereunder;

          (b) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary that secures Indebtedness permitted by Section 6.01(d); provided, however, that (i) such
                                                --------  -------
     Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary;

          (c) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

          (d) carriers', warehousemen's, mechanic's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due or which are being contested in compliance with Section 5.03;

          (e) statutory liens of landlords in respect of property leased by the Borrower or any Subsidiary;

          (f) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

          (g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (i) mortgages on properties securing Indebtedness permitted by Section 6.01(d);

          (j) Liens created under the Loan Documents; and

          (k) other Liens to secure Indebtedness of the Borrower; provided,
                                                                  --------
     however, that the aggregate principal amount of the Indebtedness so secured
     -------
     at any time does not exceed $5,000,000.

          SECTION 6.03.  Sale and Lease-Back Transactions. Enter into any Sale
                         ---------------------------------
and Lease-Back Transaction unless immediately thereafter the net book value (determined as of the time of sale) of all property the subject of Sale and Lease-Back Transactions at any one time does not exceed $20,000,000.

          SECTION 6.04.  Investments, Loans and Advances. Purchase, hold or
                         --------------------------------
acquire any capital stock, comparable ownership interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

          (a) the investments and guarantees existing on the date hereof set forth on Schedule 6.04 and investments by the Borrower or any Subsidiary in the capital stock or other ownership interests of the Subsidiaries (other than an Excluded Subsidiary or a Foreign Subsidiary), including by means of contributions by any Subsidiary of Hotel Properties to the Borrower or a Subsidiary (other than an Excluded Subsidiary or a Foreign Subsidiary);

          (b) investments by the Borrower or any Subsidiary in (i) the capital stock or other ownership interests of Foreign Subsidiaries or (ii) hospitality properties located in Canada, Mexico or the Caribbean; provided
                                                                        --------
     that the aggregate amount of investments permitted by clause (b)(i) and
     (b)(ii) at any time shall not exceed 5% of Consolidated Total Assets as of the preceding fiscal year;

          (c) investments by the Borrower or any Subsidiary in the capital stock or other ownership interests of Excluded Subsidiaries; provided that the
                                                            --------
     aggregate amount of investments permitted by this clause (c) at any one time shall not exceed $5,000,000;

          (d) loans or advances by the Borrower to Subsidiaries or by Wholly-Owned Subsidiaries to the Borrower or other Subsidiaries, in each case to the extent permitted under Section 6.01;

          (e) Guarantees permitted under Section 6.01(k);

          (f) Permitted Investments; and

          (g) other investments, capital contributions, loans and advances not to exceed at any time $1,000,000.

          SECTION 6.05.  Mergers and Consolidations.  Merge into or consolidate
                         ---------------------------
with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all its assets whether now owned or hereafter acquired, except that:

          (a) (i) the Borrower may merge or consolidate with a Subsidiary (other than a Subsidiary owning one or more Borrowing Base Properties) or (ii) a Subsidiary (other than a Subsidiary owning one or more Borrowing Base Properties) may merge or consolidate with the Borrower, in each case so long as the Borrower is the surviving entity;

          (b) any Subsidiary may merge or consolidate with any Subsidiary;

     provided that if all or part of the capital stock of either such Subsidiary
     --------
     is pledged pursuant to the Pledge Agreement, at least the same percentage of the capital stock of the surviving or resulting corporation shall be so pledged; and

          (c) the Borrower or any Subsidiary may merge or consolidate with another person; provided, however, that:
                     --------  -------

               (i) the Borrower or such Subsidiary is the surviving entity;

               (ii) no Event of Default or event which, with notice or the passage of time or both, would constitute an Event of Default exists after giving effect to such merger or consolidation; and

               (iii) the Agent shall receive a certificate signed by a Financial Officer of the Borrower confirming compliance with clause (ii) above.

          SECTION 6.06.  Asset Sales.  Consummate any Asset Sale, other than (a)
                         ------------
sales of receivables for collection (and not for financing or factoring purposes) in the ordinary course of business and (b) Asset Sales resulting in Proceeds which, when added to the Proceeds from all other Asset Sales previously consummated in the same fiscal year, would not exceed 10% of Consolidated Total Assets as of the end of the preceding fiscal year; provided that Sunburst may
                                                   --------
not sell any asset to International unless such sale is consummated on an arm's length basis at fair market value.

          SECTION 6.07.  Transactions with Affiliates.  Sell or transfer any
                         -----------------------------
property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that as long as no Default or Event of Default shall have occurred and be continuing, the Borrower or any Subsidiary may (a) consummate the Spin-Off or
(b) engage in any of the foregoing transactions (i) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties or (ii) between or among the Borrower and its Wholly Owned Subsidiaries (other than the Excluded Subsidiaries and Foreign Subsidiaries except to the extent expressly permitted by Section 6.04).

          SECTION 6.08.  Business of Borrower and Subsidiaries.  Engage at any
                         --------------------------------------
time in any business or business activity other than (a) the ownership and operation of hospitality properties in the United States or related or collateral activities, (b) the ownership of hospitality properties in Canada, Mexico or the Caribbean or related or collateral activities; provided that the
                                                             --------
aggregate amount of assets committed to such operations shall not at any one time exceed 5% of Total Consolidated Assets and (c) the franchising activities contemplated under the Strategic Alliance Agreement with International.

          SECTION 6.09.  Subsidiary Indebtedness.  Permit any Subsidiary to
                         -----------------------
create, incur, assume or permit to exist any Indebtedness except:

          (a) any Indebtedness expressly permitted by Section 6.01 (other than clause (f) thereof); and

          (b) other unsecured Indebtedness of any Subsidiary; provided, however,
                                                              --------  -------
     that the aggregate principal amount (the "Subsidiary Debt Amount")
                                               ----------------------
     outstanding of all such other Indebtedness of all Subsidiaries (excluding amounts permitted under clause (a) above) may not exceed $1,000,000 at any one time.

          SECTION 6.10.  Agreements.  Permit any Subsidiary to enter into any
                         -----------
agreement or incur any obligation the terms of which would impair the ability of any Subsidiary to pay dividends, to make permitted intercompany loans or advances or to make distributions (it being agreed that this Section shall not be breached by any such agreement or obligation binding upon a Subsidiary at the time it becomes a Subsidiary and not incurred in contemplation of its becoming a Subsidiary).

          SECTION 6.11.  Fiscal Year and Accounting Practices.  Change its
                         ------------------------------------
fiscal year end or accounting practices from those in effect at May 31, 1996, other than as required by GAAP; provided, however, the Borrower may change its
                                --------  -------
fiscal year end to December 31.

          SECTION 6.12.  No Further Negative Pledges. Except (a) pursuant to the
                         ---------------------------
Loan Documents or (b) with respect to prohibitions against other encumbrances on specific property encumbered to secure payment of particular Indebtedness (which Indebtedness relates solely to such specific property, and improvements and accretions thereto, and is otherwise permitted hereby), enter into any agreement prohibiting the creation or assumption of any Lien upon the properties or assets of the Borrower or any Subsidiary, whether now owned or hereafter acquired, or requiring an obligation to be secured if some other obligation is secured.

          SECTION 6.13.  Minimum Consolidated Net Worth.  In the case of the
                         ------------------------------
Borrower, permit its Consolidated Net Worth at any time to be less than the sum of (a) the amount that is equal to 75% of the Borrower's Consolidated Net Worth as of the last day of the month in which the Spin-Off occurs, plus (b) 75% of the Borrower's Consolidated Net Income accrued during the period (treated as one accounting period) commencing on the last day of the month in which the Spin-Off occurs and ending on the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.04 (which amount shall not include Consolidated Net Income for any fiscal quarter in which the Borrower's Consolidated Net Income is negative), plus (c) the aggregate net cash proceeds received by the Borrower from the issuance or sale of its capital stock since the date hereof.

          SECTION 6.14. Limitation on Consolidated Funded Debt.  In the case of
                        ---------------------------------------
the Borrower, permit Consolidated Funded Indebtedness as of the last day of any period of four fiscal quarters ending during the period from and including the date hereof through the Revolving Maturity Date to exceed the sum, without duplication, of (a) 5.50X Consolidated EBITDA for such period, plus (b) the lesser of (i) 70% of the undepreciated cost basis at acquisition of all Hotel Properties owned for less than four fiscal quarters and (ii) 70% of the aggregate trailing four quarter Aggregate Adjusted NOI for Hotel Properties owned for less than four fiscal quarters, divided by 0.11, plus (c) 70% of the cost of Hotel Properties with certificates of occupancy that (i) are open for business and (ii) were Construction Properties at some time during the preceding four fiscal quarters; provided that the aggregate of the amount allowed under
                      --------
(b) and (c) above shall in no event exceed $25,000,000 and provided, further,
                                                           --------  -------
that any amount included pursuant to clause (c) above may not be so included for more than four fiscal quarters.

          SECTION 6.15.  Limitation on Consolidated Senior Funded Indebtedness.
                         -----------------------------------------------------
In the case of the Borrower, permit Consolidated Senior Funded Indebtedness as of the last day of any fiscal quarter ending during the period from and including the date hereof through the Revolving Maturity Date to exceed the sum, without duplication, of (a) 4.00X Consolidated EBITDA for such period, plus (b) the lesser of (i) 70% of the undepreciated cost basis at acquisition of all Hotel Properties owned for than four fiscal quarters and (ii) 70% of the aggregate trailing four quarter Adjusted NOI for all Hotel Properties owned for less than four fiscal quarters, divided by 0.11, plus (c) 70% of the cost of Hotel Properties with certificates of occupancy that (i) are open for business and (ii) were Construction Properties at some time during the preceding four fiscal quarters; provided that the aggregate amount allowed under (b) and (c)
                 --------
above shall in no event exceed $25,000,000 and provided, further, that any
                                               --------  -------
amount included pursuant to clause (c) above may not be so included for more than four fiscal quarters.

          SECTION 6.16.  Fixed Charge Coverage Ratio.  In the case of the
                         ----------------------------
Borrower, permit the Fixed Charge Coverage Ratio for any period of four fiscal quarters ending during the period form and including the date hereof through the Revolving Maturity Date to be less than 1.75 to 1.00.

          SECTION 6.17.  Borrowing Base Properties.  (a) Permit the Borrowing
                         --------------------------
Base Properties at any time to include fewer than 25 separate properties.

          (b) At any time permit (i) greater than 40% of the hotel rooms in the Borrowing Base Properties to be under one brand name, (ii) greater than 25% of the hotel rooms in the Borrowing Base Properties to be in one state or (iii) greater than 15% of the hotel rooms in the Borrowing Base Properties to be in one city.

          SECTION 6.18.  Amendment or Prepayment of Approved Subordinated
                         ------------------------------------------------
Indebtedness.  (a) Amend, modify, supplement or waive any of the terms or
-------------
provisions of the Approved Subordinated Indebtedness or (b) prepay all or any portion of the Approved Subordinated Indebtedness.

ARTICLE VII.  EVENTS OF DEFAULT

          In case of the happening of any of the following events ("Events
                                                                    ------
of Default"):
----------

          (a) any representation or warranty made or deemed made (such representation or warranty being deemed made as provided in Section 2.19(b) and Section 4.01) in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

          (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (c) default shall be made in the payment of any interest on any Loan or any Fee or L/C Disbursement or any other amount (other than an amount referred to in clause (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

          (d) default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained in Section 5.01(a), 5.05 or 5.09 or in Article VI;

          (e) default shall be made in the due observance or performance by any Loan Party of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (b), (c) and (d) above) and such default shall continue unremedied for a period of five Business Days after notice thereof from the Agent or any Lender to the Borrower;

          (f) the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in an aggregate principal amount in excess of $5,000,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Indebtedness in an aggregate principal amount in excess of $5,000,000, or permit any other event to occur, if the effect of any failure or event referred to in this clause
     (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary, or of a substantial part of the property or assets of the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or a Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United

     States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

          (i) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

          (j) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(l) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrower to the PBGC or to a Plan in an aggregate amount exceeding $5,000,000 and, within 30 days after the reporting of any such Reportable Event to the Agent or after the receipt by the Agent of the statement required pursuant to Section 5.06, the Agent shall have notified the Borrower in writing that (i) the Required Lenders have made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan or the PBGC and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans;

          (k) (i) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not in fact contesting such Withdrawal Liability in a timely and appropriate manner and (iii) the amount of the Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), exceeds $5,000,000 or requires payments exceeding $1,000,000 in any year;

          (l) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $1,000,000;

          (m) there shall have occurred a Change in Control; or

          (n) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Collateral Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Pledge Agreement;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) above), and at any time thereafter during the continuance of such event, the Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Revolving Commitments or L/C Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) require cash collateral as contemplated by Section 2.19(i); and in any event with respect to the Borrower described in clause (g) or (h) above, the Revolving Commitments and L/C

Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, and the Borrower shall automatically be required to provide cash collateral in respect of outstanding Letters of Credit, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE VIII.  THE AGENT

          In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Agent on behalf of the Lenders and the Issuing Bank. Each of the Lenders hereby irrevocably authorizes the Agent to take such actions on behalf of such Lender or Issuing Bank and to exercise such powers as are specifically delegated to the Agent by the terms and provi sions hereof, together with such actions and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered pursuant to this Agreement as received by the Agent.

          Neither the Agent nor any of its directors, offi cers, employees or agents shall be liable to the Lenders as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connec tion herewith (other than any statement, representation or warranty relating to the Agent or relating to the functions of the Agent hereunder), or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agent shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. The Agent may deem and treat the payee of any note referred to in Section 2.06 as the owner thereof for all purposes hereof until it shall have received from the payee of such note notice, given as provided herein, of the transfer thereof. The Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inac tion pursuant thereto shall be binding on all the Lenders. The Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender or Issuing Bank of any of its obligations hereunder or to any Lender or Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or Issuing Bank or the Borrower of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Agent may execute any and all duties here under by or through agents or employees and shall be enti tled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder, subject to the first sentence of this paragraph, and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

          The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action per mitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders; provided that the Agent shall
                      --------
promptly notify each Lender of any Event of Default that the Agent has knowledge of.

          Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor subject to the written consent of the Borrower to such successor (which consent will not be unreasonably withheld). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with offices in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a suc cessor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be dis charged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

          With respect to the Loans made by it hereunder, the Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Agent, and the Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Agent.

          Each Lender agrees (i) to reimburse the Agent, on demand, in the amount of its pro rata share (based on its Revolving Commitment hereunder or, if the Revolving Commitments shall have been terminated, on its Revolving Commitment most recently in effect) of any expenses incurred for the benefit of the Lenders by the Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which the Borrower shall be obligated to reimburse under Section 9.05 but which shall not have been reimbursed by the Borrower and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Agent or any of them in any way relating to or arising out of the Agent's role under this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower; provided, however, that no
                                                --------  -------
Lender shall be liable to the Agent for any portion of such liabilities, obliga tions, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Agent or any of its directors, officers, employees or agents.

          Each Lender acknowledges that it has, indepen dently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and deci sion to enter into this Agreement. Each Lender also acknow ledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropri ate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

ARTICLE IX.  MISCELLANEOUS

          SECTION 9.01.  Notices.  Notices and other commu nications provided
                         --------
for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex, graphic scanning or other telegraphic commu nications equipment of the sending party, as follows:

          (a) if to the Borrower, at 10770 Columbia Pike, Silver Spring, MD 20901, Attention of General Counsel, with a copy to the Chief Financial Officer of the Borrower (Telecopy No. (301) 979-6127);

          (b) if to the Agent, to it at The Chase Manhattan Bank, Agent Bank Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081. Attention of Christina Gould (Telecopy No. (212) 522-5700), with a copy to (i) The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of William Viets (Telecopy No. (212) 270-2873) and (ii) The Chase Manhattan Bank, 380 Madison Avenue, New York, New York 10017, Attention of Marc Costantino (Telecopy No. (212) 622-3395); and

          (c) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto.

     Except as otherwise provided in Section 9.15(c), all notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

          SECTION 9.02.  Survival of Agreement.  All covenants, agreements,
                         ----------------------
representations and warranties made by the Loan Parties herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Commitments have not been terminated.

          SECTION 9.03.  Binding Effect.  This Agreement shall become effective
                         ---------------
when it shall have been executed by the Borrower and the Agent and when the Agent shall have received copies hereof which, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower may not assign or delegate its rights or obligations hereunder or any interest herein without the prior consent of all the Lenders.

          SECTION 9.04.  Successors and Assigns. (a)  Whenever in this Agreement
                         -----------------------
any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

          (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it); provided, however, that (i)
                                                   --------  -------
except in the case of an assignment to a Lender or an Affiliate of such Lender, the Borrower and the Agent (and, in the case of any assignment of a Revolving Commitment, the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) the amount of the Revolving Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 and the amount of the Revolving Commitment of such Lender remaining after such assignment shall not be less than $5,000,000 or shall be zero, (iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a processing and recordation fee of $2,000 and (iv) the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to Section 9.04(e), from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.12, 2.14, 2.18 and 9.05, as well as to any Fees accrued for its account hereunder and not yet paid)).

          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Revolving Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) The Agent shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the
                                            --------
Register shall be conclusive in the absence of manifest error and the Borrower, the Agent, the Issuing Bank and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 9.04(b) and, if required, the written consent of the

Borrower, the Issuing Bank and the Agent to such assignment, the Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Issuing Bank.

          (f) Each Lender may without the consent of the Borrower, the Issuing Bank or the Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans owing to it);

provided, however, that (i) such Lender's obligations under this Agreement shall
--------  -------
remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.12, 2.14 and 2.18 to the same extent as if they were Lenders but not in excess of those cost protections to which the Lender from which it purchased its participation would be entitled to under Sections 2.12, 2.14 and 2.18 and (iv) the Borrower, the Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender (and shall not be required to deal with any participating bank or other entity, notwithstanding any other provision contained herein) in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder, increasing the Revolving Commitment of such Lender or decreasing the amount of principal of or the rate at which interest is payable on the Loans of such Lender, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans of such Lender or releasing (i) any party to the Guarantee Agreement or (ii) Collateral subject to the Pledge Agreement representing all or substantially all of such Collateral).

          (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 9.04, disclose to the assignee
or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided,
                                                                       --------
however, that, prior to any such disclosure of information designated by the
-------
Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree to preserve the confidentiality of such confidential information (subject to those exceptions set forth in Section 9.16).

          (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank; provided, however, that
                                                       --------  -------
no such assignment shall release a Lender from any of its obligations hereunder.

          SECTION 9.05.  Expenses; Indemnity.  (a)  The Borrower agrees to pay
                         --------------------
all reasonable out-of-pocket expenses incurred by each of the Agent and the Issuing Bank and its Affiliates in connection with the preparation of this Agree ment and the other Loan Documents and the syndication of the facilities provided for herein or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Agent or any Lender in connection with the enforcement or protec tion of their rights (as such rights may relate to the Borrower or any Subsidiary) in connection with this Agree ment and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder and under the Issuing Bank Agreements, as applicable, including the reasonable fees and disbursements of Cravath, Swaine & Moore, counsel for the Agent, and, in connection with any "work-out" or any enforcement or protection of the rights of the Lenders, the Agent or the Collateral Agent hereunder, any other counsel for the Agent and counsel for any Lender, including the allocated costs of in-house counsel.

          (b) The Borrower agrees to indemnify the Agent, each Lender, and the Issuing Bank, and their respective directors, officers, employees, agents and Affiliates (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the perform ance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions, the Spin-Off and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, or (iii) any claim, litigation, investi gation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided, however, that such indemnity shall not, as to any
         --------  -------
Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the negligence or misconduct of such Indemnitee. Promptly after receipt by an Indemnitee of notice of any complaint or the commencement of any action or proceeding with respect to which indemnification is being sought hereunder, such person shall notify the Borrower of such complaint or of the commencement of such action or pro ceeding, but failure so to notify the Borrower will relieve the Borrower from any liability which the Borrower may have hereunder only if and to the extent that such failure results in the forfeiture by the Borrower of substantial rights and defenses, and shall not in any event relieve the Borrower from any other obligation or liability that the Borrower may have to any Indemnitee otherwise than under this Agreement. If the Borrower so elects or is requested by such Indemnitee, the Borrower shall assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnitee and the payment of the reasonable fees and disbursements of such counsel. In the event, however, such Indemnitee reasonably determines in its judgment that having common counsel would present such counsel with a conflict of interest or if the defendant in, or targets of, any such action or proceeding include both the Indemnitee and the Borrower, and such Indemnitee reasonably concludes that there may be legal defenses available to it or other Indemnitees that are different from or in addition to those available to the Borrower or if the Borrower fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to such Indemnitee, in either case in a timely manner, then the Indemnitee may employ separate counsel to represent or defend it in any such action or proceeding and the Borrower shall pay the reasonable fees and disbursements of such counsel. In any action or proceeding the defense of which the Borrower assumes, the Indemnitee shall have the right to participate in such litigation and to retain its own counsel at the Indemnitee's own expense. The Borrower further agrees that it shall not, without the prior written consent of the Indemnitee, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not an Indemnitee is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compro mise or consent includes (i) an unconditional release of each Indemnitee hereunder from all liability arising out of such claim, action, suit or proceeding or (ii) a covenant not to sue each Indemnitee, or another similar alternative which is consented to by each Indemnitee party to such claim, action, suit or proceeding, which covenant not to sue or other approved alternative has the effect of an unconditional release of each Indemnitee hereunder from all liabil ity arising out of such claim, action, suit or proceeding.

          (c) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agent or any Lender or any Issuing Bank. All amounts due under this Section shall be payable on written demand therefor.

          SECTION 9.06.  Right of Setoff.  If an Event of Default shall have
                         ----------------
occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebted ness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender (subject to the last sentence of this Section), irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. The provisions of Section 2.16 shall apply to any such setoff.

          SECTION 9.07.  APPLICABLE LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN
                         ---------------
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PRINCIPLES OR PROVISIONS. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 9.08.  Waivers; Amendment.  (a)  No fail ure or delay of the
                         -------------------
Agent or any Lender or any Issuing Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 9.08(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided, however, that
                                                       --------  -------
no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or Fees, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby, (ii) increase the Revolving Commitment or change the Facility Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the provisions of Section 2.15, the provisions of this Section, the definition of the "Required Lenders" or the provisions of Section 9.03, without the prior written consent of each affected Lender, (iv) amend or modify the definition of "Aggregate Value", "Borrowing Base" or "Borrowing Base Properties" without the prior written consent of the Supermajority Lenders, (v) release any Subsidiary Loan Party from its Guarantee under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, or (vi) except in strict accordance with the express provisions thereof, release or replace all or any substantial part of the Collateral (as defined in the Pledge Agreement) from the Liens of the Security Documents, without the written consent of each Lender; provided further
                                                                ----------------
that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent or any Issuing Bank hereunder without the prior written consent of the Agent or such Issuing Bank.

          (c) Notwithstanding the foregoing, any Issuing Bank Agreement may be waived, amended or modified by the parties thereto with the written approval of the Agent if and to the extent that such waiver, amendment or modification would be permitted in connection with the execution and delivery of a replacement of such agreement.

          SECTION 9.09.  Interest Rate Limitation.  Notwith standing anything
                         -------------------------
herein to the contrary, if at any time the applicable interest rate on any Loan or participation in any L/C Disbursement, together with all fees and charges which are treated as interest or such Loan or participation in any L/C Disbursement under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for,
                              ------------
charged, taken, received or reserved by such Lender in accordance with applicable law, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

          SECTION 9.10.  Entire Agreement.  This Agreement and the other Loan
                         -----------------
Documents and the letter agreement referred to in Section 2.05(b) constitute the entire con tract between the parties relative to the subject matter hereof.
Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

          SECTION 9.11.  Waiver of Jury Trial; Punitive Damages.  Each party
                         ---------------------------------------
hereto hereby waives, to the fullest extent permitted by applicable law, (a) any right it may have to a trial by jury in respect of any litigation direct ly or indirectly arising out of, under or in connection with this Agreement or any of the other Loan Documents and (b) any claims for punitive damages. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section.

          SECTION 9.12.  Severability.  In the event any one or more of the
                         -------------
provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotia tions to replace the invalid, illegal or unenforceable pro visions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 9.13.  Counterparts.  This Agreement may be executed in two or
                         -------------
more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effec tive as provided in Section 9.03.

          SECTION 9.14.  Headings.  Article and Section  headings and the Table
                         ---------
of Contents used herein are for con venience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          SECTION 9.15.  Jurisdiction; Consent to Service of Process.  (a)  The
                         --------------------------------------------
Borrower hereby irrevocably and uncondi tionally submits, for itself and its property, to the nonex clusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent, any Issuing Bank, or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

          (b) The Borrower hereby irrevocably and uncondi tionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) The Borrower and each other party hereto consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.16.  Confidentiality.  Unless otherwise agreed to in writing
                         ----------------
by the Borrower, the Issuing Bank, the Agent and each Lender, each of the Borrower, the Issuing Bank, the Agent and the Lenders hereby agrees to keep all Proprietary Information (as defined below) confidential and not to disclose or reveal any Proprietary Information to any person other than the Agent's or such Lender's directors, officers, employees, Affiliates and agents and to actual or potential assignees and participants, and then only on a confidential basis;

provided, however, that the Agent, the Issuing Bank or any Lender may disclose
--------  -------
Proprietary Information (a) as required by law, rule, regulation or judicial process, (b) to its attorneys and accountants, (c) as requested or required by any state or Federal or foreign authority or examiner regulating banks or banking or (d) subject to appropriate confidentiality protections, in any legal proceedings between the Agent, the Issuing Bank or such Lender and the Borrower arising out of this Agreement. For purposes of this Agreement, the term

"Proprietary Information" shall include all information about the Borrower or
------------------------
any of their Affiliates which has been furnished by the Borrower or any of its Affiliates, whether furnished before or after the date hereof, and regardless of the man ner in which it is furnished; provided, however, that Proprietary
                                       --------  -------
Information does not include information which (x) is or becomes generally available to the public other than as a result of a disclosure by the Agent, the Issuing Bank or any Lender not permitted by this Agreement, (y) was obtained or otherwise became available to the Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure to the Agent, the Issuing Bank or such Lender by the Borrower or any of its Affiliates or (z) becomes available to the Agent, the Issuing Bank or any Lender on a nonconfidential basis from a person other than the Borrower or its Affiliates who, to the best knowledge of the Agent, the Issuing Bank or such Lender, as the case may be, is not otherwise bound by a confidentiality agreement with the Borrower or any of its Affiliates, or is not otherwise prohibited from transmitting the information to the Agent, the Issuing Bank or such Lender.

          IN WITNESS WHEREOF, the Borrower, the Agent, the Issuing Bank and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                              SUNBURST HOSPITALITY CORPORATION

                                  by

                                       /s/  Edward A. Kubis
                                       --------------------------
                                       Name:   Edward A. Kubis
                                       Title:Senior Vice President


                              THE CHASE MANHATTAN BANK, individually and as Issuing Bank and Agent,

                                  by

                                       /s/   Thomas H. Kozlark
                                       -----------------------------
                                       Name:  Thomas H. Kozlark
                                       Title: Vice President



                              CRESTAR BANK,

                              by

                                       /s/   Michael E. Forry
                                       ----------------------------
                                       Name:  Michael E. Forry
                                       Title: Vice President


                              WESTDEUTSCHE LANDESBANK GIROZENTRALE, New York Branch,


                              by

                                       /s/   Michael F. McWalters
                                       ----------------------------
                                       Name:  Michael F. McWalters
                                       Title: Managing Director


                              by

                                       /s/    Mark H. Lanspa
                                       ---------------------
                                       Name:  Mark H. Lanspa
                                       Title: Vice President

                              BHF-BANK AKTIENGESELLSCHAFT,


                              by

                                       /s/    Nicholas Nouvel
                                       ------------------------------
                                       Name:  Nicholas Nouvel
                                       Title: Vice President


                              by

                                       /s/    Dana McDougall
                                       -----------------------------
                                       Name:  Dana McDougall
                                       Title: Vice President